                                                                     EXHIBIT F.2


                               CREDIT AGREEMENT


                                     among


                          ALLIED CAPITAL CORPORATION,
                                   Borrower

                              NATIONSBANK, N.A.,
                             Administrative Agent

                    NATIONSBANC MONTGOMERY SECURITIES LLC,
                   Sole Lead Arranger and Sole Book Manager

                          FIRST UNION NATIONAL BANK,
                               Syndication Agent

                               BANKBOSTON, N.A.,
                              Documentation Agent

                              RIGGS BANK, N.A.,
                                Managing Agent

                           CHEVY CHASE BANK, F.S.B.
                                      and
                       CREDIT LYONNAIS NEW YORK BRANCH,
                                   Co-Agents

                                      and

                           THE LENDERS NAMED HEREIN,
                                    Lenders


                              UP TO $400,000,000


                           DATED AS OF MARCH 9, 1999

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
SECTION 1   DEFINITIONS AND TERMS............................................1
            1.1   Definitions................................................1
            1.2   General; References to Times..............................16
            1.3   Accounting Principles.....................................16

SECTION 2   CREDIT FACILITY.................................................17
            2.1   Loans.....................................................17
            2.2   Swing Line Subfacility....................................17
            2.3   Borrowing Procedures......................................18
            2.4   Rates and Payment of Interest on Loans....................18
            2.5   Number of Interest Periods................................19
            2.6   Repayment of Loans........................................19
            2.7   Prepayments...............................................19
            2.8   Continuation..............................................20
            2.9   Conversion................................................20
            2.10  Notes.....................................................21
            2.11  Reductions of the Commitment..............................21
            2.12  Increases of Commitments..................................22
            2.13  Optional Renewal of Commitments...........................22

SECTION 3   PAYMENTS, FEES AND OTHER GENERAL PROVISIONS.....................24
            3.1   Payments..................................................24
            3.2   Pro Rata Treatment........................................24
            3.3   Sharing of Payments, Etc..................................25
            3.4   Offset....................................................25
            3.5   Booking Borrowings........................................25
            3.6   Several Obligations.......................................25
            3.7   Minimum Amounts...........................................25

            3.8   Fees......................................................26
            3.9   Computations..............................................26
            3.10  Maximum Rate..............................................26
            3.11  Interest Recapture........................................27
            3.12  Agreement Regarding Interest and Charges..................27
            3.13  Defaulting Lenders........................................27

SECTION 4   YIELD PROTECTION, ETC...........................................28
            4.1   Increased Cost and Reduced Return.........................28
            4.2   Limitation on Types of Loans..............................30
            4.3   Illegality................................................30
            4.4   Treatment of Affected Loans...............................30
            4.5   Compensation..............................................31

                                                              CREDIT AGREEMENT

            4.6   Taxes.....................................................31
            4.7   Removal of Lenders........................................33

SECTION 5   CONDITIONS PRECEDENT............................................33
            5.1   Initial Conditions Precedent..............................33
            5.2   Conditions Precedent to All Loans.........................35

SECTION 6   REPRESENTATIONS AND WARRANTIES..................................35
            6.1   Representations and Warranties............................35
            6.2   Survival of Representations and Warranties, Etc...........40

SECTION 7   AFFIRMATIVE COVENANTS...........................................41
            7.1   Preservation of Existence and Similar Matters.............41
            7.2   Compliance with Applicable Law and Material Contracts.....41
            7.3   Maintenance of Property...................................41
            7.4   Conduct of Business.......................................41
            7.5   Insurance.................................................41
            7.6   Payment of Taxes and Claims...............................41
            7.7   Visits and Inspections....................................42
            7.8   Use of Proceeds...........................................42
            7.9   Environmental Matters.....................................42
            7.10  Books and Records.........................................42
            7.11  Status of RIC and BDC.....................................42
            7.12  ERISA Exemptions..........................................43
            7.13  Further Assurances........................................43
            7.14  Year 2000 Compliance......................................43

SECTION 8   INFORMATION.....................................................43
            8.1   Quarterly Financial Statements............................43
            8.2   Year-End Statements.......................................43
            8.3   Compliance Certificate; Asset Reports.....................44
            8.4   Other Information.........................................44

SECTION 9   NEGATIVE COVENANTS..............................................46
            9.1   Financial Covenants.......................................46
            9.2   Interest Rate Agreements..................................47
            9.3   Liens; Agreements Regarding Liens; Other Matters..........47
            9.4   Distributions to Shareholders.............................48
            9.5   Merger, Consolidation and Sales of Assets.................48
            9.6   Fiscal Year...............................................49
            9.7   Modifications to Material Contracts.......................49
            9.8   Transactions with Affiliates..............................49
            9.9   Subsidiary Senior Note Guaranty...........................50
            9.10  Payment of Obligation.....................................50

SECTION 10  DEFAULT.........................................................50
            10.1  Events of Default.........................................50

                                                              CREDIT AGREEMENT

                                     (ii)

            10.2  Remedies Upon Event of Default............................53
            10.3  Remedies Upon Certain Defaults............................54
            10.4  Allocation of Proceeds....................................54
            10.5  Performance by Administrative Agent.......................55
            10.6  Rights Cumulative.........................................55
            10.7  Company Waivers...........................................55
            10.8  Delegation of Duties and Rights...........................55
            10.9  Not in Control............................................55
            10.10 Course of Dealing.........................................56
            10.11 Cumulative Rights.........................................56

SECTION 11  AGREEMENT AMONG LENDERS.........................................56
            11.1  Appointment, Powers, and Immunities.......................56
            11.2  Reliance by Administrative Agent..........................57
            11.3  Defaults..................................................57
            11.4  Rights as Lender..........................................57
            11.5  Indemnification...........................................58
            11.6  Non-Reliance on Administrative Agent and Other Lenders....58
            11.7  Resignation of Administrative Agent.......................58
            11.8  Relationship of Lenders...................................59
            11.9  Benefits of Agreement.....................................59
            11.10 Obligations Several.......................................59
            11.11 Agents....................................................59

SECTION 12  MISCELLANEOUS...................................................59
            12.1  Notices...................................................59
            12.2  Expenses..................................................60
            12.3  Jurisdiction; Consent to Service of Process;
                  Waiver of Jury Trial......................................60
            12.4  Successors and Assigns....................................61
            12.5  Amendments................................................63
            12.6  Nonliability of Agent and Lenders.........................63
            12.7  Confidentiality...........................................64
            12.8  INDEMNIFICATION...........................................64
            12.9  Termination; Survival.....................................65
            12.10 Severability of Provisions................................65
            12.11 Governing Law.............................................65
            12.12 Counterparts..............................................65
            12.13 Entirety..................................................65
            12.14 Construction..............................................65
            12.15 Discharge Only Upon Payment in Full;
                  Reinstatement in Certain Circumstances....................65
            12.16 Existing Credit Agreement.................................66


                                                              CREDIT AGREEMENT

                                    (iii)

                             SCHEDULES AND EXHIBITS

Schedule 2        -        Lenders and Commitments
Schedule 6.1(a)   -        Qualification
Schedule 6.1(b)   -        Ownership Structure
Schedule 6.1(g)   -        Indebtedness
Schedule 6.1(h)   -        Material Contracts

Exhibit A         -        Form of Assignment and Acceptance Agreement
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Notice of Continuation
Exhibit D         -        Form of Notice of Conversion
Exhibit E-1       -        Form of Revolving Note
Exhibit E-2       -        Form of Swing Line Note
Exhibit F         -        Form of Opinion of Counsel
Exhibit G         -        Form of Compliance Certificate

                                                                CREDIT AGREEMENT


                                     (iv)

                               CREDIT AGREEMENT

      THIS AGREEMENT is entered into as of March 9, 1999, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland ("BORROWER"), certain Lenders (hereinafter defined), certain Agents (hereinafter defined), and NATIONSBANK, N.A., as a Lender and as Administrative Agent (hereinafter defined) for itself and the other Lenders (hereinafter defined).

                                   RECITALS

      A. Borrower has requested that the Lenders extend credit to Borrower, providing for a revolving loan facility in the amount of $315,000,000, as such amount may be increased to $400,000,000 in accordance with the terms of SECTION 2.12, for the purpose of funding Borrower's working capital requirements and for general corporate purposes of Borrower and its Subsidiaries (hereinafter defined).

      B. Upon and subject to the terms and conditions of this Agreement, the Lenders are willing to extend such credit to Borrower.

      Accordingly, in consideration of the mutual covenants contained herein, Borrower, Agents, Administrative Agent, and the Lenders agree as follows.

SECTION 1 DEFINITIONS AND TERMS.

      1.1 DEFINITIONS. In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this
Agreement:

      "ADJUSTED EBIT" means, for any period with respect to Borrower and its Consolidated Subsidiaries, income after deduction of all expenses and other proper charges other than taxes and Interest Expense, all as determined in accordance with GAAP.

      "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (b) one minus the Reserve Requirement for such Eurodollar Loan for such Interest Period.

      "ADMINISTRATIVE AGENT" means NationsBank, N.A., and its permitted successor or successors as administrative agent for the Lenders under this Agreement.

      "AFFECTED LENDER" has the meaning given that term in SECTION 4.7.

      "AFFILIATE" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with such Person; (b) directly or indirectly owning or holding 5.0% or more of any equity interest in such Person; or (c) 5.0% or more of whose voting stock or other equity interest is directly or indirectly owned or held by such Person. For purposes of this definition, (x) "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise, other than by investment advisory

                                                              CREDIT AGREEMENT
contracts entered into in the ordinary course of business of Borrower or a Subsidiary of Borrower, and (y) neither Administrative Agent nor any Lender shall be deemed to be an "Affiliate" of Borrower.

      "AGENTS" means, collectively, Syndication Agent, Documentation Agent, Managing Agent, and Co-Agents.

      "AGREEMENT" means this Credit Agreement (as the same may thereafter be amended, modified, supplemented, or restated from time to time).

      "AGREEMENT DATE" means the date as of which this Agreement is dated.

      "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations, and orders of all governmental bodies and all orders and decrees of all courts, tribunals, and arbitrators.

      "ARRANGER" means NationsBanc Montgomery Securities LLC and its successors and assignees in its capacity as "Lead Arranger."

      "ASSET COVERAGE RATIO" shall mean, on a consolidated basis for Borrower and its Consolidated Subsidiaries, the ratio which the value of total assets, less all liabilities and indebtedness not represented by senior securities (all as determined pursuant to the Investment Company Act and any orders of the Securities and Exchange Commission issued to Borrower thereunder), bears to the aggregate amount of senior securities representing indebtedness of Borrower and its Consolidated Subsidiaries.

      "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Eligible Assignee, and Administrative Agent, substantially in the form of EXHIBIT A or such other form as may be agreed to by such Lender, such Eligible Assignee and Administrative Agent.

      "BASE RATE" means the per annum rate of interest equal to the greater of
(a) the Prime Rate or (b) the Federal Funds Rate for such day plus 0.5%. Any change in the Base Rate resulting for such day from a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

      "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

      "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "BOOK VALUE" means, at any date of determination with respect to any asset, the value thereof as the same would be reflected on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at such time in accordance with GAAP.

      "BORROWER" is defined in the preamble to this Agreement and includes any permitted successors of Borrower.

      "BUSINESS DAY" means (a) any day other than a Saturday, Sunday, or other day on which banks in New York City, New York are authorized or required to close and (b) in addition to the foregoing, with

                                                              CREDIT AGREEMENT
reference to a Eurodollar Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market and commercial banks are open for international business in London.

      "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

      "CO-AGENTS" means, collectively, Chevy Chase Bank, F.S.B. and Credit Lyonnais New York Branch and their respective permitted successors or assigns as "Co-Agents" under this Agreement.

      "COMMERCIAL MORTGAGE LOAN" means a loan secured by a Lien on improved real estate used for commercial purposes.

      "COMMITMENT" means, as to each Lender, such Lender's obligation to make Loans pursuant to SECTION 2.1 in an amount up to, but not exceeding, the amount set forth for such Lender on SCHEDULE 2 as such Lender's "Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to SECTION 2.10 or as appropriate to reflect any assignments to or by such Lender effected in accordance with SECTION 12.4.

      "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum of the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination, the Commitments have terminated or been reduced to zero, the "COMMITMENT PERCENTAGE" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

      "COMPLIANCE CERTIFICATE" means a certificate signed by the chief financial officer of Borrower, substantially in the form of EXHIBIT G.

      "CONSOLIDATED DEBT" shall mean as of the date of any determination thereof, the aggregate unpaid amount of all Debt of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

      "CONSOLIDATED SHAREHOLDERS' EQUITY," as of the date of determination thereof, shall mean the total shareholders' equity of Borrower and its Consolidated Subsidiaries as the same would appear on a consolidated balance sheet of Borrower and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP, including, in any case, common stock of Borrower (valued at cost) held in the Allied Capital Corporation Deferred Compensation Trust and Permitted Preferred Stock of Borrower and its Consolidated Subsidiaries, but excluding any stock, common or preferred, not both issued and outstanding.

      "CONSOLIDATED SUBSIDIARIES" shall mean any Subsidiary which is required to be consolidated on financial statements of Borrower prepared in accordance with GAAP.

      "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend, or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected

                                                              CREDIT AGREEMENT

(in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. "Contingent Obligations" shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse, or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase, or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation, or to maintain the solvency, financial condition, or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed. The amount of any Contingent Obligation outstanding under CLAUSE (c) shall be determined in accordance with the definition of Interest Rate Agreement. The amount of any Contingent Obligation outstanding under CLAUSE (d) shall be the net amount determined in good faith by Administrative Agent using any convention or method used by Administrative Agent in quantifying its own exposure under such agreements or arrangements.

      "CONTINUE," "CONTINUATION," and "CONTINUED" each refers to the continuation of a Eurodollar Loan from one Interest Period to another Interest Period pursuant to SECTION 2.8.

      "CONVERT," "CONVERSION," and "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to SECTION 2.9.

      "CREDIT EVENT" means any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.

      "CREDIT RATING" means, at any time as to any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

      "DEBT" means, with respect to any Person, without duplication,

            (a) its liabilities for borrowed money and under repurchase agreements;

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business, but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capitalized Lease Obligations;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                                                              CREDIT AGREEMENT

            (e) any Contingent Obligation of such Person with respect to liabilities of a type described in any of CLAUSES (a) through (d) hereof.

"Debt" of any Person shall include all obligations of such Person of the character described in CLAUSES (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "DEFAULT" means any of the events specified in SECTION 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

      "DEFAULTING LENDER" has the meaning given that term in SECTION 3.13.

      "DOCUMENTATION AGENT" means BankBoston, N.A. and its permitted successors or assigns as "Documentation Agent" under this Agreement.

      "DOLLARS" or "$" means the lawful currency of the United States of America.

      "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in SECTION 5.1 shall have been satisfied or waived but (c) must be, if at all, a Business Day occurring no later than March 31, 1999.

      "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender; and
(iii) any other Person approved by Administrative Agent and (unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 12.4) Borrower, such approval not to be unreasonably withheld or delayed by Borrower or Administrative Agent and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall qualify as an Eligible Assignee.

      "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal, or clean-up of Hazardous Materials, including, without limitation, the following: Clean Air Act, 42 U.S.C. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. 4321 et seq.; regulations of the Environmental Protection Agency, and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

      "EQUITY ISSUANCE" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options, or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.


      "ERISA GROUP" means Borrower, any Subsidiary, and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together

                                                              CREDIT AGREEMENT
with Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

      "EURODOLLAR LOAN" means a Loan bearing interest at a rate based on the Eurodollar Rate.

      "EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      "EVENT OF DEFAULT" means any of the events specified in SECTION 10.1, provided that, any requirement for notice or lapse of time or any other condition has been satisfied.

      "EXCHANGE ACT" has the meaning given that term in SECTION 10.1(m).

      "EXISTING CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of June 4, 1998, by and among Borrower, each of the financial institutions initially a signatory thereto, BankBoston, N.A., a national banking association, as Disbursing Agent, First Union National Bank, a national banking association, as Syndication Agent, NationsBank, N.A., a national banking association, as Co-Agent and Riggs Bank, N.A., a national banking association, as Managing Agent.

      "EXTENSION REQUEST" has the meaning given that term in SECTION 2.13.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent.

      "FEES" means the fees and commissions provided for or referred to in
SECTION 3.8 and any other fees payable by Borrower hereunder or under any other Loan Document.

      "FORECLOSURE PROPERTY" means assets acquired by foreclosure (or sale in lieu of foreclosure) of any Investment (other than Investments in a Consolidated Subsidiary) of Borrower or any of its Subsidiaries.

                                                              CREDIT AGREEMENT

      "GAAP" means, subject to SECTION 1.3, accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

      "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "GOVERNMENTAL AUTHORITY" means any national, state, or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public, or statutory instrumentality, authority, body, agency, bureau, or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, or the Federal Reserve Board, any central bank, or any comparable authority) or any arbitrator with authority to bind a party at law.

      "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity, or "EP toxicity"; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, or synthetic gas and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;
(c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

      "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes, or similar instruments, (iii) consisting of repurchase agreements, whether on a recourse or a non-recourse basis, or (iv) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments, or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment), and all obligations of such Person as the issuer of any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has guaranteed or which is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

      "INTELLECTUAL PROPERTY" has the meaning given that term in SECTION 6.1(r).

      "INTERCREDITOR AGREEMENT" means an intercreditor agreement pursuant to which the Lenders and the holders of any other Debt of Borrower have agreed to share payments made by any Consolidated Subsidiary under a Subsidiary Bank Guaranty, a Subsidiary Senior Note Guaranty, or any other guaranty of any Debt of Borrower on an equal and ratable basis.


                                                              CREDIT AGREEMENT

      "INTEREST EXPENSE" means, with respect to a Person and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable.

      "INTEREST PERIOD" means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period for a Eurodollar Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:
(i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date, (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), and
(iii) notwithstanding the immediately preceding CLAUSE (i), no Interest Period for any Eurodollar Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

      "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates. For the purposes of this Agreement, the amount of any obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if such Interest Rate Agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance, or extension of credit to, or contribution (in the form of money or goods) to the capital of or the acquisition of a sale leaseback asset from and the lease thereof to, any other Person; (c) any guaranty of the Indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

      "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

      "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency.


                                                              CREDIT AGREEMENT

      "LENDERS" means, on any date of determination, the financial institutions named on SCHEDULE 2 (as the same may be amended from time to time by Administrative Agent to reflect the assignments made in accordance with SECTION 12.4(a) of this Agreement), and subject to the terms and conditions of this Agreement, their respective successors and assigns.

      "LENDING OFFICE" means, for each Lender and for each Type of Loan, the "LENDING OFFICE" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on SCHEDULE 2 or in the applicable Assignment and Acceptance Agreement or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

      "LENDING PARTY" has the meaning given that term in SECTION 12.7.

      "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease, or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered, or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give, or otherwise convey any of the foregoing.

      "LOANS" means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Documents (whether under the Revolving Facility or the Swing Line Subfacility), whether such amount constitutes an original disbursement of funds or the continuation of any amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of any Borrower or any Subsidiary of Borrower under, any Loan Document.

      "LOAN DOCUMENTS" means (a) this Agreement and the Notes, (b) all agreements, documents, or instruments in favor of Administrative Agent or the Lenders ever delivered pursuant to this Agreement or otherwise delivered in connection with all or any part of the Obligations on and after the Effective Date, (c) any Interest Rate Agreement between Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender, and (d) any and all future renewals, extensions, restatements, reaffirmations, amendments of, or supplements to, all or any part of the foregoing.

      "MANAGING AGENT" means Riggs Bank N.A. and its permitted successors or assigns as "Managing Agent" under this Agreement.

      "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower and its Consolidated Subsidiaries taken as a whole, (b) the ability of Borrower to perform its obligations under any Loan Document to which it is a party which does not result from a material adverse effect on the items described in the immediate preceding CLAUSE (a), (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and Administrative Agent under any of such Loan Documents, or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by Borrower or any Subsidiary in any of the other Loan

                                                              CREDIT AGREEMENT

Documents to which it is a party, all determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise.

      "MATERIAL CONTRACT" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which Borrower or any Subsidiary is a party as to which the breach, nonperformance, cancellation, or failure to renew by any party thereto could have a Material Adverse Effect.

      "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

      "MATERIAL SUBSIDIARY" means, as of the date of any determination thereof, any Subsidiary which has total assets having a value (determined in accordance with the market valuation method pursuant to GAAP) greater than or equal to $20,000,000.

      "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under Applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

      "MONEY MARKET RATE" means, as to any Swing Line Loan made pursuant to
SECTION 2.2, a rate per annum equal to the sum of (a) 1.50% and (b) the rate per annum equal to NationsBank's cost of funds.

      "MOODY'S" means Moody's Investors Services, Inc.

      "MORTGAGE REPURCHASE FACILITY" means financing agreements providing for
(i) the pledge and assignment of Commercial Mortgage Loans owned by Borrower and its Consolidated Subsidiaries as security for loans to Borrower and its Consolidated Subsidiaries, or (ii) the sale of such Commercial Mortgage Loans to a commercial lender pursuant to an agreement under which such loans shall be repurchased by Borrower or a Consolidated Subsidiary at a future date.

      "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "NATIONSBANK" means NationsBank, N.A. and its permitted successors and assigns.

      "NET PROCEEDS" means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash (including any cash received by way of deferred payment pursuant to a promissory note, or otherwise, but only as and when received) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

      "NON-RECOURSE INDEBTEDNESS" means Indebtedness secured by Real Estate Assets if recourse for the payment of such Indebtedness is limited to such Real Estate Assets.

      "NOTES" means, at the time of any determination thereof, all outstanding and unpaid Revolving Notes and Swing Line Notes.

                                                              CREDIT AGREEMENT

      "NOTICE OF BORROWING" means a notice in the form of EXHIBIT B to be delivered to the Administrative Agent pursuant to SECTION 2.3(a) evidencing Borrower's request for a borrowing of Loans.

      "NOTICE OF CONTINUATION" means a notice in the form of EXHIBIT C to be delivered to the Administrative Agent pursuant to SECTION 2.8 evidencing Borrower's request for the Continuation of a Eurodollar Loan.

      "NOTICE OF CONVERSION" means a notice in the form of EXHIBIT D to be delivered to the Administrative Agent pursuant to SECTION 2.9 evidencing Borrower's request for the Conversion of a Loan from one Type to another Type.

      "NOTICE OF DEFAULT" has the meaning given that term in SECTION 11.3.

      "PARTICIPANT" has the meaning given that term in SECTION 12.4(d).

      "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, all Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

      "OFFERING MEMORANDUM" means the Confidential Offering Memorandum dated January 1999, for the Allied Capital Corporation $300,000,000 senior revolving credit facility relating to the syndication of the credit facility evidenced by this Agreement.

      "OTHER RELEVANT SUBSIDIARY" means any Subsidiary, individually or together with other Subsidiaries, the occurrence of any of the events described in SECTIONS 10.1(f) or 10.1(g) with respect to which could reasonably be expected to have a Material Adverse Effect.

      "OTHER TAXES" has the meaning given that term in SECTION 4.6(b).

      "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

      "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments, and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen, or landlords for labor, materials, supplies, or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under
SECTION 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance, or similar Applicable Laws; (c) Liens in favor of Administrative Agent for the benefit of the Lenders; and (d) covenants, restrictions, rights of way, easements, and other matters of public record, and other matters to which like properties are commonly subject, that singly or in the aggregate do not materially and adversely affect the value or marketability of, or materially interfere with the use or enjoyment of any asset of such Person.

                                                              CREDIT AGREEMENT

      "PERMITTED PREFERRED STOCK" means (i) preferred stock that is issued from time to time by a Subsidiary to the United States Small Business Administration having an aggregate stated value not exceeding $7,000,000 at any one time outstanding, or (ii) preferred stock that is issued from time to time by a Subsidiary for the purpose of qualifying such Subsidiary as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code and having an aggregate stated value not exceeding $500,000 at any one time outstanding; provided that, in any event Permitted Preferred Stock shall not include any Voting Stock.

      "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

      "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to the lesser of (i) the Maximum Rate and (ii) the sum of 2.0% plus the Base Rate as in effect from time to time.

      "PRIME RATE" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

      "PRINCIPAL DEBT" means, at any time of determination thereof, the aggregate unpaid principal balance of all Loans.

      "PRINCIPAL OFFICE" means the principal office of NationsBank, presently located at 901 Main Street, 66th Floor, Dallas, Texas 75202.

      "PRIORITY DEBT" means the sum of (i) all Secured Indebtedness of Borrower and its Consolidated Subsidiaries, and (ii) all unsecured Debt of Consolidated Subsidiaries (excluding in each case, Debt owing to Borrower or another Consolidated Subsidiary).

      "QUARTERLY DATE" means the last Business Day of March, June, September, and December in each year, the first of which shall be March 31, 1999.

      "RATING AGENCY" means S&P, Moody's or any other nationally recognized securities rating agency selected by Borrower and acceptable to the Requisite Lenders.

      "REAL ESTATE" means fee ownership or co-ownership of, or leaseholds of, land or improvements thereon.

      "REAL ESTATE ASSETS" means (i) Real Estate securing Investments made in the ordinary course of business, (ii) Commercial Mortgage Loans, and (iii) Related Collateral.

                                                              CREDIT AGREEMENT

      "REGISTER" has the meaning given that term in SECTION 12.4(b).

      "REIT" means Allied Capital REIT, Inc., a Maryland corporation.

      "RELATED COLLATERAL" means, in respect of any Commercial Mortgage Loan:
(i) any and all documents, instruments, agreements, records, or other collateral of any kind evidencing, securing, guaranteeing, or otherwise relating to such Commercial Mortgage Loan, including, without limitation, all promissory notes or other negotiable instruments, mortgages, deeds of trust, or similar instruments, assignments of leases or rents or other collateral assignments, financing statements, guaranties, indemnities, servicing agreements, servicing records, files, surveys, certificates, affidavits, title abstracts, title insurance policies and commitments, correspondence, opinions, appraisals, closing documents, computer programs, computer storage media, data bases, accounting records, and other books and records relating thereto, (ii) any and all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and mortgage insurance certificates or other documents evidencing such mortgage guaranties or insurance relating to any such Commercial Mortgage Loan and all claims and payments thereunder, (iii) any and all other insurance policies and insurance proceeds relating to such Commercial Mortgage Loan or the related real property, (iv) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing, and (v) any and all replacements, substitutions, or distributions on or proceeds of any and all of the foregoing.

      "REQUISITE LENDERS" means (a) on any date of determination prior to the Termination Date, those Lenders holding 66 2/3% or more of the aggregate Commitments of all Lenders; and (b) on any date of determination on or after the Termination Date, those Lenders holding 66 2/3% of the aggregate unpaid principal balance of all outstanding Loans.

      "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Loans, "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System, as amended). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      "RESPONSE DATE" has the meaning given that term in SECTION 2.13.

      "REVOLVING FACILITY" means the credit facility as described in and subject to the limitations of SECTION 2, including the Swing Line Facility.

      "REVOLVING LOAN" means any Loan under the Revolving Facility other than a Swing Line Loan.

      "REVOLVING NOTE" has the meaning given that term in SECTION 2.10(a).

      "RIC" means a Person qualifying for treatment as a "regulated investment company" under the Internal Revenue Code.

                                                              CREDIT AGREEMENT

      "SBA" means the Small Business Administration.

      "SBA ACT" means the Small Business Investment Act of 1958, as amended.

      "SBIC" means Allied Investment Corporation, a Maryland corporation.

      "SBLC" means Allied Capital SBLC Corporation, a Maryland corporation.

      "SECURED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien.

      "SENIOR DEBT" means Debt under the Senior Note Agreement or any similar facility entered into by Borrower or its Consolidated Subsidiaries.

      "SENIOR NOTE AGREEMENT" means the Note Agreement, dated as of April 30, 1998, among Borrower and the purchasers parties thereto, pursuant to which Borrower has issued its $140,000,000 7.055% Senior Notes, Series A, due May 30, 2003, its $30,000,000 7.168% Senior Notes, Series B, due May 30, 2005, and its $10,000,000 9.530% Senior Notes, Series C, due May 30, 2005, and any replacement thereof.

      "SENIOR NOTE HOLDER" means any registered holder of a note or notes issued under the Senior Note Agreement.

      "SENIOR NOTES" means the notes issued by Borrower pursuant to the Senior Note Agreement.

      "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

      "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

      "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary (other than a Consolidated Subsidiary) of Borrower the sole purpose of which is to purchase assets from Borrower or a Subsidiary of Borrower and to effect a sale to a third party (directly or through one or more Subsidiaries of such purchasing Subsidiary) of the assets so purchased or of securities or Debt secured by or evidencing an interest in such assets or in the holder thereof, and matters incidental to the foregoing.

      "SUBORDINATED DEBT" means Indebtedness of Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to Administrative Agent and the Requisite Lenders in their sole and absolute discretion.


      "SUBSIDIARY" means, for any Person, any corporation, partnership, limited liability company, or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such

                                                              CREDIT AGREEMENT

Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, a portfolio Investment of Borrower or a Subsidiary shall not be a Subsidiary of Borrower or such Subsidiary.

      "SUBSIDIARY BANK GUARANTY" means any agreement pursuant to which a Consolidated Subsidiary has guaranteed the Debt of Borrower under the Notes.

      "SUBSIDIARY SENIOR NOTE GUARANTY" means any agreement pursuant to which a Consolidated Subsidiary has guaranteed the Debt of Borrower under the Senior Notes.

      "SWING LINE COMMITMENT" means an amount (subject to reduction or cancellation as herein provided) equal to $25,000,000.

      "SWING LINE LOAN" means any Loan made under the Swing Line Subfacility.

      "SWING LINE NOTE" has the meaning given that term in SECTION 2.10(b).

      "SWING LINE SUBFACILITY" means the subfacility under the Revolving Facility (the portion of the Loans attributable to which may never exceed in the aggregate $25,000,000), as described in, and subject to the limitations of,
SECTION 2.2.

      "SWING PRINCIPAL DEBT" means, on any date of determination, the aggregate unpaid principal amount of all Loans outstanding under the Swing Line Subfacility.

      "SYNDICATION AGENT" means First Union National Bank and its permitted successors or assigns as "Syndication Agent" under this Agreement.

      "TAXES" has the meaning given that term in SECTION 4.6.

      "TERMINATION DATE" means the earlier of either (a) March 9, 2001, (or such later date to which the Termination Date is extended pursuant to the provisions of SECTION 2.13) or (b) such earlier date upon which the whole of the Commitments are terminated pursuant to SECTIONS 2.11 or otherwise.

      "TYPE" with respect to any Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNRESTRICTED SUBSIDIARY" means a Subsidiary of Borrower (a) that is not a Consolidated Subsidiary or (b) is a Consolidated Subsidiary the sole purpose of which is to acquire, hold, manage, and dispose of Foreclosure Property, and matters incidental to such purposes.

                                                              CREDIT AGREEMENT

      "VOTING STOCK" shall mean securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      "WHOLLY OWNED" when used in connection with any Subsidiary means any corporation, partnership, limited liability company, or other entity of which all of the equity securities or other ownership interests (other than Permitted Preferred Stock and, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

      "YEAR 2000 PROBLEM" has the meaning given that term in SECTION 6.1(w).

      "YEAR 2000 COMPLIANT" has the meaning given that term in SECTION 6.1(w).

      1.2 GENERAL; REFERENCES TO TIMES. References in this Agreement to "Sections," "Exhibits," and "Schedules" are to sections, exhibits, and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument, or agreement (a) shall include all exhibits, schedules, and other attachments thereto, (b) shall include all documents, instruments, or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument, or agreement, or replacement or predecessor thereto, as amended, supplemented, restated, or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of Borrower or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of Borrower. Titles and captions of Sections, subsections, and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Dallas, Texas, time.

      1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than 30 days after Borrower's delivery of any financial statements pursuant to SECTION 8.1 or
8.2 reflecting such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrower and Requisite Lenders have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 CREDIT FACILITY.

      2.1 LOANS. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Revolving Loans to Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment; provided, however, that in no event shall the aggregate principal amount of all outstanding Loans exceed the aggregate amount of the Commitments as in effect from time to time. Subject

                                                              CREDIT AGREEMENT
to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, Borrower may borrow, repay and reborrow Revolving Loans hereunder.

      2.2   SWING LINE SUBFACILITY.

            (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, NationsBank, solely for its own account, may make any requested Loan of $250,000 or a greater integral multiple thereof, subject to those terms and conditions applicable to Loans set forth in CLAUSES (a) and (b) of the first sentence of SECTION 5.2, directly to Borrower as a Swing Line Loan without requiring any other Lender to fund its ratable portion thereof unless and until SECTION 2.2(b) is applicable; provided that: (i) each such Swing Line Loan must occur on a Business Day prior to, and not on or after, the Termination Date; (ii) the aggregate Swing Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment;
      (iii) on any date of determination, the aggregate principal amount of all Loans shall never exceed the aggregate amount of the Commitments of the Lenders; (iv) at the time of such Swing Line Loan, no Default or Event of Default shall have occurred and be continuing; (v) each Swing Line Loan shall be at a rate per annum equal to the lesser of (a) the Money Market Rate, and (b) the Maximum Rate; provided that at any time after Revolving Lenders are deemed to have purchased pursuant to SECTION 2.2(b) a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Post-Default Rate; and (vi) no additional Swing Line Loan shall be made at any time after any Lender has refused, notwithstanding the requirements of SECTION 2.2(b), to purchase a participation in any Swing Line Loan as provided in such Section, and until such purchase shall occur or until the Swing Line Loan has been repaid. Each Swing Line Loan under the Swing Line Subfacility shall be available and may be prepaid on same day telephonic notice from Borrower to NationsBank, so long as such notice is received by NationsBank prior to 1:00 p.m. Dallas, Texas time. Each Swing Line Loan shall be repaid in full, together with all accrued and unpaid interest thereon, not later than the tenth Business Day after the date on which such Swing Line Loan was funded.

            (b) If Borrower fails to repay any Swing Line Loan as provided herein (and in any event upon the earlier to occur of a Default or the Termination Date), Administrative Agent shall timely notify each Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from NationsBank a pro rata (in proportion to their respective Commitments) undivided interest and participation in such Swing Line Loan, and each Lender shall make available to NationsBank in immediately available funds such Lender's ratable part of such unpaid principal amount. All such amounts payable by any Lender shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. If such Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Lender makes the required payment, NationsBank shall be deemed to continue to have outstanding a Swing Line Loan in the amount of such unpaid obligation. Each payment by Borrower of all or any part of any Swing Line Loan shall be paid to Administrative Agent for the ratable benefit of NationsBank and those Lenders who have funded their participations in such Swing Line Loan under this SECTION 2.2(b); provided that, with respect to any such participation, all interest accruing on the Swing Principal Debt to which

                                                              CREDIT AGREEMENT
      such participation relates prior to the date of funding such participation shall be payable solely to NationsBank for its own account.

      2.3 BORROWING PROCEDURES. The following procedures apply to all Loans (except Swing Line Loans).

            (a) Requesting Loans. Borrower shall give Administrative Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Loans. Each Notice of Borrowing shall be delivered to Administrative Agent before 12:00 noon (a) in the case of Eurodollar Loans, on the date two Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans, on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by Borrower pursuant to a Notice of Borrowing sent to Administrative Agent by telecopy on the same day of the giving of such telephonic notice. Administrative Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by Administrative Agent (but in any event not later than 1:00 p.m. on the date of receipt thereof). Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on Borrower.

            (b) Disbursements of Loan Proceeds. No later than 3:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to Administrative Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Lender. With respect to Revolving Loans to be made after the Effective Date, unless Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to Administrative Agent the Revolving Loan to be made by such Lender on such date, Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to Administrative Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower the amount of such Revolving Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in SECTION 5 for such borrowing, Administrative Agent will make the proceeds of such borrowing available to Borrower no later than 4:00 p.m. on the date and at the account specified by Borrower in such Notice of Borrowing.

      2.4   RATES AND PAYMENT OF INTEREST ON LOANS.

            (a) Rates. Borrower promises to pay to Administrative Agent for the account of each Lender, interest on the unpaid principal amount of each Revolving Loan for the period from and including the date of the making of such Revolving Loan to but excluding the date such Revolving Loan shall be paid in full, at the following per annum rates:

                (i) during such periods as such Revolving Loan is a Base Rate Loan, the lesser of (A) the Base Rate (as in effect from time to time) and (B) the Maximum Rate; and

                (ii) during such periods as such Revolving Loan is a Eurodollar
            Loan, the lesser of (A) the sum of the Adjusted Eurodollar Rate for such Revolving Loan for the Interest Period therefor, plus 1.25% and (B) the Maximum Rate.

                                                              CREDIT AGREEMENT

      Notwithstanding the foregoing, (i) during the continuance of an Event of Default, and prior to maturity or acceleration of the Obligations, Borrower hereby promises to pay to Administrative Agent for account of each Lender interest at 2% per annum in excess of the rates otherwise payable hereunder on the aggregate outstanding principal of all Revolving Loans made by such Lender and on any other amount payable by Borrower hereunder or under the Note held by such Lender (including without limitation, the Swing Principal Debt, and overdue accrued but unpaid interest to the extent permitted under Applicable Law), and (ii) upon the maturity or acceleration of the Obligations in accordance with the terms hereof, Borrower promises to pay to Administrative Agent for the account of each Lender interest at the Post-Default Rate on such amounts.

            (b) Payment of Interest. Accrued interest on each Revolving Loan shall be payable as provided in each of the following clauses which apply to such Revolving Loan: (i) in the case of a Base Rate Loan, monthly on the last Business Day of each calendar month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor; provided that, with respect to Eurodollar Loans having an Interest Period in excess of three months, then accrued interest shall also be due and payable at the end of each three-month period occurring after the commencement of such Interest Period until such Eurodollar Rate borrowing is paid or converted, (iii) in the case of a Eurodollar Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued, or Converted), and (iv) in the case of any Base Rate Loan, upon the payment or prepayment thereof in full. Interest payable during the continuance of an Event of Default but prior to maturity or acceleration of the Obligations shall be payable in accordance with the immediately preceding sentence. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower. All determinations by Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and Borrower for all purposes, absent manifest error.

      2.5 NUMBER OF INTEREST PERIODS. There may be no more than ten different Interest Periods for Eurodollar Loans outstanding at the same time.

      2.6 REPAYMENT OF LOANS. Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Termination Date.

      2.7   PREPAYMENTS.

            (a) Optional. Subject to SECTION 4.5, Borrower may prepay any Loan made to it at any time without premium or penalty.

            (b)   Mandatory.

                  (i) If at any time the aggregate principal amount of all
            outstanding Loans exceeds the aggregate amount of the Commitments of the Lenders in effect at such time, or the Swing Principal Debt exceeds the Swing Line Commitment, then Borrower shall immediately pay to Administrative Agent for the respective accounts of the appropriate Lenders the amount of such excess; and

                                                              CREDIT AGREEMENT

                  (ii) If (A) as a result of any asset disposition by Borrower or any of its Subsidiaries, Borrower or any such Subsidiary is required to redeem or prepay (or to offer to redeem or prepay) any Debt (other than the Obligations) by a particular date (the "SUBJECT DATE") in an amount equal to all or a portion of the net cash proceeds received by such entity from such asset disposition (the "ASSET DISPOSITION PROCEEDS"), and (B) such obligations to redeem or prepay (or to offer to redeem or prepay) such other Debt may be avoided by prepayment of the Obligations in an amount equal to such Asset Disposition Proceeds on or prior to the Subject Date, then not less than 30 days prior to the Subject Date, Borrower shall pay to Administrative Agent (for the ratable benefit of Lenders) a mandatory prepayment of the Obligations (and the Commitment shall be concurrently reduced) in an amount equal to such Asset Disposition Proceeds.

      If Borrower is required to pay any outstanding Eurodollar Loans by reason of this Section prior to the end of the applicable Interest Period therefor, then Borrower shall pay all amounts due under SECTION 4.5.

      2.8 CONTINUATION. So long as no Default or Event of Default shall have occurred and be continuing, Borrower may on any Business Day, with respect to any Eurodollar Loan, elect to maintain such Eurodollar Loan or any portion thereof as a Eurodollar Loan, as applicable, by selecting a new Interest Period for such Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by Borrower giving to Administrative Agent a Notice of Continuation not later than 12:00 noon on the second Business Day prior to the date of any such Continuation. Such notice by Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Eurodollar Loan, and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on Borrower once given. Promptly after receipt of a Notice of Continuation (and in any event not later than 1:00 p.m. on the date of receipt thereof), Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If Borrower shall fail to select in a timely manner a new Interest Period for any Eurodollar Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan.

      2.9 CONVERSION. Borrower may on any Business Day, upon Borrower's giving of a Notice of Conversion to Administrative Agent, Convert all or a portion of a Revolving Loan of one Type into a Revolving Loan of another Type. Any Conversion of a Eurodollar Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loan. Each such Notice of Conversion shall be given by Borrower not later than 12:00 noon (a) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans or (b) on the second Business Day prior to the date of any proposed Conversion into Eurodollar Loans. Promptly upon receipt of a Notice of Conversion (and in any event not later than 1:00 p.m. on the date of receipt thereof), Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone, in the form of a Notice of Conversion, specifying (1) the requested date of such Conversion, (2) the Type of Revolving Loan to be Converted, (3) the portion of such Type of Revolving Loan to be Converted, (4) the Type of Revolving

                                                                CREDIT AGREEMENT

Loan into which such Revolving Loan is to be Converted, and (5) if such Conversion is into a Eurodollar Loan, the requested duration of the Interest Period of such Revolving Loan. Each Notice of Conversion shall be irrevocable by and binding on Borrower once given. Notwithstanding the foregoing, the right to convert from a Base Rate Loan to a Eurodollar Loan, or to continue a Eurodollar Loan, shall not be available during the occurrence of a Default or an Event of Default.

      2.10  NOTES.

            (a) Revolving Note. The Loans (other than Swing Line Loans) made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of Borrower substantially in the form of EXHIBIT E-1 (each a "REVOLVING NOTE"), payable to the order of such Lender. The Revolving
      Note issued by Borrower to each Lender shall be in a principal amount equal to the amount of such Lender's Commitment as originally in effect.

            (b) Swing Line Note. The Swing Line Loans made by NationsBank pursuant to SECTION 2.2, in addition to this Agreement, shall be evidenced by a promissory note of Borrower substantially in the form of EXHIBIT E-2 (the "SWING LINE NOTE") hereto. The Swing Line Note issued by Borrower to NationsBank shall be in a principal amount equal to the Swing Line Commitment, as originally in effect.

            (c) Records; Endorsement on Transfer. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be prima facie evidence of such matters. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that, the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

      2.11 REDUCTIONS OF THE COMMITMENT. Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments of the Lenders (other than the portion of the Commitments applicable to Swing Line Loans) at any time and from time to time without penalty or premium upon not less than five Business Days prior written notice to Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by Administrative Agent. Administrative Agent will promptly transmit such notice to each Lender. The Swing Line Commitment shall be automatically and permanently reduced from time to time, on the date of each reduction in the Commitments of the Lenders, by the amount, if any, by which the Swing Line Commitment exceeds the aggregate Commitments of the Lenders then in effect. The Commitments, once terminated or reduced, may not be increased or reinstated.

      2.12 INCREASES OF COMMITMENTS. Borrower may from time to time request any one or more Lenders to increase their respective Commitments or request other financial institutions first approved by Administrative Agent to agree to a Commitment, so that the total Commitments may be increased to no more than $400,000,000. That increase must be effected by an amendment that is executed in accordance with SECTION 12.5 by Borrower, Administrative Agent, and the one or more Lenders who have agreed to increase their Commitments or by new Lenders who have agreed to new Commitments in accordance with SECTION 12.5. In the event the total Commitments are increased, Borrower shall execute and deliver to each Lender extending

                                                              CREDIT AGREEMENT
such additional Commitment a Revolving Note in the stated amount of its new or increased Commitment. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased except by its execution of an amendment to this Agreement in accordance with SECTION 12.5. Each new Lender providing such additional Commitment shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised total Commitments and the Lender responsible for the additional Commitments (the "PURCHASING LENDER") shall, immediately upon receiving notice from Administrative Agent, pay to each Lender an amount equal to its pro rata share of the Revolving Loans outstanding as of such date. All such payments shall reduce the outstanding principal balance of the Revolving Note of each Lender receiving such payments and shall represent Revolving Loans to Borrower under the purchasing Lender's Revolving Note. The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Revolving Loans occurring after an increase of the total Commitments shall be funded in accordance with the Lender's revised Commitment Percentages.

      2.13  OPTIONAL RENEWAL OF COMMITMENTS.

            (a) Optional Renewal Procedures. Borrower may request that the Termination Date be extended for all or a portion of the Commitment to a date which is no later than one year after the then-current Termination Date; provided that, (i) any such extension request shall be made in writing (an "EXTENSION REQUEST") by Borrower and delivered to Administrative Agent no more than 60 days prior to (but no later than 30 days prior to) the then-current Termination Date; and (ii) no more than one such Extension Request may be made by Borrower. Promptly upon receipt of an Extension Request, Administrative Agent shall notify the Lenders of such request.

                (i) Lenders' Response to Extension Request. The Lenders may, at their option, accept or reject such Extension Request by giving written notice to Administrative Agent delivered no earlier than 60 days prior to (but no later than 15 days prior to) the then-effective Termination Date (the date that is 15 days prior to the then effective Termination Date being the "RESPONSE DATE"). If any Lender shall fail to give such notice to Administrative Agent by the Response Date, such Lender shall be deemed to have rejected the requested extension. If the Extension Request is not consented to by Requisite Lenders by the Response Date, the Extension Request will be rejected, and this Agreement will terminate on the Termination Date. If the Requisite Lenders consent to the Extension Request by the Response Date, the Termination Date for those Lenders consenting to the extension (for purposes of this SECTION 2.13(a), the "ACCEPTING LENDERS") shall be automatically extended to the date which is one year after the then-current Termination Date.

                (ii) Additional Procedures to Extend the Rejected Amount. If
            the Extension Request is consented to by Requisite Lenders, but fewer than all Lenders (any Lender not consenting to the Extension Request being referred to in this SECTION 2.13(a) as a "REJECTING LENDER"), then Administrative Agent shall, within 48 hours of making such determination, notify the Accepting Lenders and Borrower of the aggregate Commitments held by the Rejecting Lenders (as used in this SECTION 2.13(a), the "REJECTED AMOUNT"). Each Accepting Lender shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the Rejected Amount, which election shall be made by notice from each Accepting Lender to the Administrative Agent given not later than ten

                                                              CREDIT AGREEMENT
            days after the date notified by Administrative Agent, specifying the amount of such proposed increase in such Accepting Lender's Commitment. If the aggregate amount of the proposed increases in the Commitment of all Accepting Lenders making such an election does not equal or exceed the Rejected Amount, then Borrower shall have the right to add one or more financial institutions (which are not Rejecting Lenders and which are Eligible Assignees) as Lenders (as used in this SECTION 2.13(a), a "PURCHASING LENDER") to replace such Rejecting Lenders, which Purchasing Lenders shall have aggregate Commitments not greater than those of the Rejecting Lenders (less any increases in the Commitment of Accepting Lenders, as described in the following CLAUSE (iii)). The transfer of Commitments and outstanding Loans from Rejecting Lenders to Purchasing Lenders or Accepting Lenders shall take place on the effective date of, and pursuant to the execution, delivery, and acceptance of, an Assignment and Acceptance Agreement in accordance with the procedures set forth in SECTION 12.4.

                  (iii) Adjustments to, and Terminations of, Commitments.

                        (A) If less than 100% (but at least 66 2/3%) of the
                  Commitments is extended (whether by virtue of Borrower's failure to request an extension of the full Commitments or by virtue of any Lender not consenting to any Extension Request), then the Commitments shall automatically be reduced on the Termination Date on which the applicable approved extension is effective by an amount equal to (as the case may be) (i) the portion of the Commitments not requested to be extended by Borrower in its Extension Request or (ii) the amount of the Rejected Amount (to the extent not replaced by Accepting Lenders or Purchasing Lenders pursuant to the procedures set forth in the foregoing SECTION 2.13(a)(ii)). Each Rejecting Lender shall have no further obligation or Commitment following the Termination Date on which the applicable approved extension is effective, other than any obligation accruing prior to such date as provided herein.

                        (B) If the aggregate amount of the proposed increases in
                  the Commitments of all Accepting Lenders making an election to increase their respective Commitments is in excess of the Rejected Amount, then (i) the Rejected Amount shall be allocated pro rata among such Accepting Lenders based on the respective amounts of the proposed increases to Commitments elected by such Accepting Lenders; and (ii) the respective Commitments of each such Accepting Lender shall be increased by the respective amount allocated pursuant to CLAUSE (i) of this SECTION 2.13(a)(iii)(B), such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments.

                        (C) If the aggregate amount of the proposed increases to
                  the Commitments of all Accepting Lenders making such an election to so increase their respective Commitments equals the Rejected Amount, then the respective Commitments of such Accepting Lenders shall be increased by the respective amounts of their proposed increases, such that, after giving effect to the approved extensions and all such terminations and increases, no reduction will occur in the aggregate amount of the Commitments.

                                                              CREDIT AGREEMENT

                        (D) If the aggregate amount of the proposed increases to
                the Commitments of all Accepting Lenders making such an election is less than the Rejected Amount, then (i) the respective Commitments of each such Accepting Lender shall be increased by the respective amount of its proposed increase;
                and (ii) the amount of the Commitments shall be reduced by the amount of the Rejected Amount (to the extent not replaced by the Accepting Lenders or the Purchasing Lenders, if any).

            (b) No Obligation to Renew. Borrower acknowledges that (i) neither Administrative Agent nor any Lender has made any representations to Borrower regarding its intent to agree to any extensions set forth in this Section, (ii) neither Administrative Agent nor any Lender shall have any obligation to extend the Commitments (or any portion thereof), and (iii) Administrative Agent's and Lenders' agreement to one or more extensions shall not commit Administrative Agent or the Lenders to any additional extensions.

SECTION 3 PAYMENTS, FEES AND OTHER GENERAL PROVISIONS.

      3.1 PAYMENTS. Each payment or prepayment on the Obligations shall be made in Dollars, without deduction, setoff, or counterclaim, and is due and must be paid at Administrative Agent's Principal Office in Dallas, Texas in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments made after 12:00 noon shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment or prepayment to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment or prepayment is received by Administrative Agent prior to 12:00 noon, and otherwise before 12:00 noon on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to the Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to the Lenders.

      3.2 PRO RATA TREATMENT. Except to the extent otherwise provided herein:
(a) each borrowing from the Lenders under SECTION 2.1 shall be made from the Lenders, each payment of the Fees under SECTION 3.6(a) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under SECTION 2.11 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitment Percentages; (b) each payment or prepayment of principal of Revolving Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them; provided that, if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitment Percentages in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitment Percentages; (c) each payment of interest on Revolving Loans shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Revolving Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by SECTION 4.4) shall be made pro rata among the Lenders according to the amounts of their respective Commitment Percentages (in the case of making of Revolving Loans) or their respective

                                                                CREDIT AGREEMENT

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



Revolving Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Lender's portion of each Revolving Loan of such Type shall be coterminous.

      3.3 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its rights under SECTION 3.4) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Revolver Lender pursuant to this Section may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.4 OFFSET. Upon the occurrence and during the continuance of an Event of Default, each Lender shall be entitled to exercise (for the benefit of the Lenders in accordance with SECTION 3.3) the rights of offset and/or banker's lien against each and every account and other property, or any interest therein, which any Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligations.

      3.5 BOOKING BORROWINGS. To the extent permitted by Applicable Law, any Lender may make, carry, or transfer its Loans at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Loans.

      3.6 SEVERAL OBLIGATIONS. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

      3.7 MINIMUM AMOUNTS.

          (a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing of Eurodollar Loans, and each Conversion of Loans to Eurodollar Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

          (b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.

          (c) Reductions of Commitments. Each reduction of the Commitments under SECTION 2.11 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

                                                              CREDIT AGREEMENT

      3.8  FEES.

           (a) Facility Fee. Borrower agrees to pay to Administrative Agent for the account of the Lenders a facility fee in an amount equal to 0.25% multiplied by the amount of the average daily Commitment (whether used or unused), in each case during the period from and including the last payment date (or in respect of the initial payment, the Effective Date) to and excluding the payment date for such installment. Such facility fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date, beginning with March 31, 1999.

           (b) Upfront Fee. Borrower agrees to pay an upfront fee to Administrative Agent for the account of Lenders in the amount stated next to such Lender's name on the attached SCHEDULE 2.

           (c) Administrative and Other Fees. Borrower agrees to pay the administrative and other fees of Administrative Agent set forth in that certain separate letter agreement dated January 15, 1999, among Borrower, Administrative Agent, and Arranger.

      3.9 COMPUTATIONS. Unless otherwise expressly set forth herein, any accrued interest on any Base Rate Loan due hereunder shall be computed on the basis of a 365/366 day year, and in all other instances, any accrued interest on any Eurodollar Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

      3.10 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligations, or any part thereof, any amount in excess of the Maximum Rate, and, if the Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and the Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Loans as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Loans is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligations; provided that, if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund such excess, and, in such event, the Lenders shall not, to the extent permitted by Applicable Law, be subject to any penalties provided by any Applicable Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

      3.11 INTEREST RECAPTURE. If the designated rate applicable to any Loan exceeds the Maximum Rate, the rate of interest on such Loan shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and

                                                              CREDIT AGREEMENT
the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

      3.12 AGREEMENT REGARDING INTEREST AND CHARGES. The parties hereto hereby agree and stipulate that the only charge imposed upon Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in SECTION 2.4(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by Administrative Agent or any Lender to third parties or for damages incurred by Administrative Agent or any Lender, are charges made to compensate Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by Administrative Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.

      3.13 DEFAULTING LENDERS.

           (a) Generally. If for any reason any Lender (a "DEFAULTING LENDER") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from Administrative Agent, then, in addition to the rights and remedies that may be available to Administrative Agent or Borrower under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement, and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to, or to direct any action or inaction of Administrative Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Administrative Agent of any amount required to be paid to Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Administrative Agent or Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, and (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document. Any amounts received by Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and either applied against the purchase price of such Loans under the following SUBSECTION (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default. Borrower shall not have any liability in respect of such action by Administrative Agent.

           (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to Administrative Agent no sooner than two Business Days and not later than ten Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase,

                                                              CREDIT AGREEMENT
      the Defaulting Lender's interest in the Revolving Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof including an appropriate Assignment and Acceptance Agreement and, notwithstanding SECTION 12.4(a), shall pay to Administrative Agent an assignment fee in the amount of $3,500. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Revolving Loans (together with the principal amount of any funded participations in any Swing Line Loans held by the Defaulting Lender pursuant to SECTION 2.2(b)) outstanding and owed by Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to the second to last sentence of the immediately preceding SUBSECTION (a). The Defaulting Lender shall be entitled to receive amounts owed to it by Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by Administrative Agent from or on behalf of Borrower. There shall be no recourse against any Lender or Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Revolving Loans or the principal amount of any funded participations in any Swing Line Loan. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment.

SECTION 4   YIELD PROTECTION, ETC.

      4.1   INCREASED COST AND REDUCED RETURN.

            (a) If, after the date hereof, the adoption of any Applicable Law, rule, or regulation, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its applicable Lending Office) under the Loan Documents in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its applicable Lending Office), including the Commitment of such Lender hereunder; or

                                                              CREDIT AGREEMENT

                (iii) shall impose on such Lender (or its applicable Lending
            Office) or on the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under the Loan Documents with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this SECTION 4.1(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to make or Continue Revolving Loans of the Type with respect to which such compensation is requested, or to Convert Revolving Loans of any other Type into Revolving Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (b) If, after the date hereof, any Lender shall have determined that the adoption of any Applicable Law, regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority (excluding those of the foregoing applying to a Lender solely by reason of a formal determination by the applicable regulator that such Lender is in a financially troubled condition) has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

            (a) Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or


                                                              CREDIT AGREEMENT

          (b) the Requisite Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

      then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant Revolving Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

      4.3 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of SECTION 4.4 shall be applicable).

      4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Base Rate Loans into Eurodollar Loans shall be suspended pursuant to SECTION 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTION 4.1, 4.2, or 4.3 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTION 4.1, 4.2, or 4.3 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Revolving Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

      4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:



                                                              CREDIT AGREEMENT

            (a) any payment, prepayment (including, without limitation, any principal reduction effected pursuant to SECTION 2.12 as a result of an increase in the Commitment), or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Revolving Loans pursuant to SECTION 10.2) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in SECTION 5 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      4.6   TAXES.

            (a) Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its applicable Lending Office) or Administrative Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrower shall furnish to Administrative Agent, at its address referred to in SECTION 12.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

            (c) Borrower agrees to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Administrative


                                                              CREDIT AGREEMENT

      Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Administrative Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

            (e) For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

            (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

      4.7 REMOVAL OF LENDERS. If (a) a Lender or a Participant requests compensation pursuant to SECTIONS 4.1 or 4.6 and the Requisite Lenders are not also doing the same, or (b) the obligation of a Lender to make Eurodollar Loans or to Continue, or to Convert Loans into Eurodollar Loans shall be suspended pursuant to SECTION 4.1 or SECTION 4.3, but the obligation of the Requisite Lenders shall not have been suspended under such Sections, Borrower may either
(A) demand that such Lender or Participant (the "AFFECTED LENDER"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to an Eligible Assignee subject to and in accordance with the provisions of SECTION 12.4 for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender (together with any participation held by the affected Lender in any Swing Line Loan pursuant to
SECTION 2.2(b)) plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, or (B) pay to the Affected Lender the aggregate principal balance of Loans (together with any participation held by the Affected Lender in any Swing Line Loan pursuant to SECTION 2.2(b)) then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to



                                                              CREDIT AGREEMENT

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


the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents, subject to the survival of certain provisions as set forth in SECTION 12.9. Each of Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall Administrative Agent, the Affected Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by Borrower of its rights under this Section shall be at Borrower's sole cost and expenses and at no cost or expense to Administrative Agent, the Affected Lender, or any of the other Lenders. The terms of this Section shall not in any way limit Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to
SECTION 4.

SECTION 5   CONDITIONS PRECEDENT.

      5.1 INITIAL CONDITIONS PRECEDENT. The obligation of the Lenders to effect the occurrence of the first Credit Event hereunder is subject to the following conditions precedent:

            (a) Administrative Agent shall have received each of the following, in form and substance satisfactory to the Lenders:

                (i) Counterparts of this Agreement executed by each of the parties hereto;

                (ii) Notes executed by Borrower, payable to each Lender and complying with the terms of SECTIONS 2.10(a) and 2.10(b);

                (iii) Copies (certified by the Secretary or Assistant Secretary of Borrower) of the Articles of Incorporation and Bylaws of Borrower;

                (iv) An opinion of Sutherland, Asbill & Brennan LLP, counsel to Borrower, addressed to Administrative Agent and the Lenders, in substantially the form of EXHIBIT F;

                (v) A certificate of incumbency signed by the Secretary or Assistant Secretary of Borrower with respect to each of the officers of Borrower authorized to execute and deliver the Loan Documents and the officers of Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation, and Notices of Conversion;

                (vi) Copies (certified by the Secretary or Assistant Secretary of Borrower) of all corporate action taken by Borrower to authorize the execution, delivery, and performance of the Loan Documents;

                (vii) A copy of each of the documents, instruments, and agreements evidencing any of the Indebtedness described on SCHEDULE 6.1(g) and a copy of each Material Contract described on SCHEDULE 6.1(h), certified as true, correct, and complete by the chief financial officer of Borrower;

                (viii) The Fees then due under SECTION 3.6;

                (ix) A pro-forma Compliance Certificate calculated as of December 31, 1998; and

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                                      33

                  (x) Such other documents, agreements and instruments as
            Administrative Agent on behalf of the Lenders may reasonably request.

            (b) In the good faith judgment of Administrative Agent and the
Lenders:

                (i) There shall not have occurred or become known to Administrative Agent or the Lenders, from and including September 30, 1998, any event, condition, situation, or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Borrower and its Subsidiaries delivered to Administrative Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                (ii) No litigation, action, suit, investigation, or other arbitral, administrative, or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) result in a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower to fulfill its obligations under the Loan Documents;

                (iii) Borrower and its Subsidiaries shall have received all approvals, consents, and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with, or violation of (A) any Applicable Law or (B) any agreement, document, or instrument to which Borrower or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making, or giving of which would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of Borrower to fulfill its obligations under the Loan Documents; and

                (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

            (c) Borrower shall have produced evidence satisfactory to Administrative Agent and the Lenders that (i) Borrower and its Subsidiaries are taking all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing Borrower and its Subsidiaries as a result of the Year 2000 Problem, including the risks resulting from the failure of key vendors and customers of Borrower and its Subsidiaries to successfully address the Year 2000 Problem, and (ii) Borrower's and its Subsidiaries' material computer applications and those of its key vendors and customers will, on a timely basis, adequately address the Year 2000 Problem.

            (d) The loans outstanding under the Existing Credit Agreement shall be paid in full and the Existing Credit Agreement terminated.

      5.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of the Lenders to make any Loans is subject to the further conditions precedent that: (a) no Default or Event of Default shall have occurred and be


                                                              CREDIT AGREEMENT
continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) in the case of the borrowing of Loans (other than Swing Line Loans), Administrative Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless Borrower otherwise notifies Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, Borrower shall be deemed to have represented to Administrative Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in SECTION 5 have been satisfied. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Requisite Lenders, the Lenders may fund any Loan without all conditions being satisfied, but, to the extent permitted by Applicable Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Requisite Lenders specifically waive each such item in writing.

SECTION 6   REPRESENTATIONS AND WARRANTIES.

      6.1 REPRESENTATIONS AND WARRANTIES. In order to induce Administrative Agent and each Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Administrative Agent and each Lender as follows:

            (a) Organization; Power; Qualification. Except as disclosed on
      SCHEDULE 6.1(a), each of Borrower and its Subsidiaries is a corporation, partnership, or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, partnership, or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have, in each instance a Material Adverse Effect.

            (b) Ownership Structure. As of the Agreement Date, SCHEDULE 6.1(b) correctly sets forth the corporate structure and ownership interests of the Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, and their percentage equity or voting interest in such Subsidiary. As of the Agreement Date, SBLC, SBIC, 8930 Stanford Boulevard LLC, REIT, and Allied Capital CMT Inc. are the only Material Subsidiaries. Except as set forth in such Schedule, and except for Permitted Preferred
      Stock:

                (i) no Consolidated Subsidiary has issued to any third party any securities convertible into such Consolidated Subsidiary's capital stock or other equity interests or any options, warrants, or other rights to acquire any securities convertible into such capital stock or other equity interests, and


                                                              CREDIT AGREEMENT

                (ii) the outstanding capital stock of, or other equity
            interests in, each Consolidated Subsidiary are owned by Borrower and its Consolidated Subsidiaries indicated on such Schedule free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. All such outstanding capital stock and other equity interests have been validly issued and, in the case of capital stock, are fully paid and nonassessable.

            (c) Authorization of Agreement, Notes, Loan Documents and Borrowings. Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver, and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents have been duly executed and delivered by the duly authorized officers of Borrower, and each is a legal, valid, and binding obligation of Borrower, enforceable against it in accordance with its respective terms.

            (d) Compliance of Agreement, Notes, Loan Documents, and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents in accordance with their respective terms, and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law (including all Environmental Laws) relating to Borrower or any Subsidiary; (ii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or the bylaws of Borrower or the organizational documents of any Subsidiary, or any indenture, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any Subsidiary.

            (e) Compliance with Law; Governmental Approvals. Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

            (f) Ownership of Assets; Liens. Each of Borrower and its Consolidated Subsidiaries has good title to all of its assets. There are no Liens against any of such assets except for Liens permitted by SECTION 9.3.

            (g) Indebtedness. SCHEDULE 6.1(g) is, as of the Effective Date, a complete and correct listing of all Indebtedness of Borrower and its Subsidiaries, including all guaranties of Borrower and its Subsidiaries and all letters of credit and acceptance facilities extended to Borrower or any Subsidiary.

            (h) Material Contracts. SCHEDULE 6.1(h) is a true, correct, and complete listing of all Material Contracts as of the Effective Date.


                                                              CREDIT AGREEMENT

            (i) Litigation. There are no actions, suits, or proceedings pending (nor, to the knowledge of Borrower or any Subsidiary, are there any actions, suits, or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting Borrower or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which is reasonably likely to be adversely determined and result in a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to Borrower or any Subsidiary.

            (j) Taxes. All federal, state, and other tax returns of Borrower and its Consolidated Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state, and other taxes, assessments and other governmental charges or levies upon Borrower and any of its Consolidated Subsidiaries and their respective properties, income, profits, and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION 7.6. None of the United States income tax returns of Borrower and its Consolidated Subsidiaries are under audit as of the Agreement Date. All charges, accruals, and reserves on the books of Borrower and each of its Consolidated Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

            (k) Financial Statements: No Material Adverse Change. Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheets of Borrower and its Consolidated Subsidiaries for the fiscal year ending December 31, 1997, and the related consolidated statements of operations, changes in net assets, and cash flows for the fiscal year ending on such date, with the opinion thereon of Arthur Andersen, LLP, and
      (ii) the unaudited consolidated balance sheets of Borrower and its Consolidated Subsidiaries for the three-fiscal quarter period ending September 30, 1998, and the related consolidated statements of operations, changes in net assets, and cash flows for the three-fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Borrower as at their respective dates and the results of operations, changes in net assets, and cash flows for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither Borrower nor any of its Consolidated Subsidiaries has on the Agreement Date any material contingent liabilities, other liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since September 30, 1998 there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of Borrower and its Consolidated Subsidiaries taken as a whole. Each of Borrower and its Consolidated Subsidiaries is Solvent.

            (l) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan except for noncompliances which would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting

                                                              CREDIT AGREEMENT

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



      of a bond or other security under ERISA or the Internal Revenue Code, or
      (iii) incurred any liability under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA.

            (m) Absence of Defaults. Neither Borrower nor any Material Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement, or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by Borrower or any Subsidiary under any Indebtedness, Material Contract, any other agreement (other than this Agreement) or judgment, decree, or order to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

            (n) Environmental Laws. Borrower and its Subsidiaries have obtained all Governmental Approvals which are required under Environmental Laws, and are in compliance with all terms and conditions of such Governmental Approvals, which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure with which to comply could have a Material Adverse Effect. Neither Borrower nor any Subsidiary is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to Borrower or any of its Subsidiaries may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Materials that could be reasonably expected to have a Material Adverse Effect; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of Borrower or any Subsidiary, after due inquiry, threatened, against Borrower or any of its Subsidiaries relating in any way to Environmental Laws that could be reasonably expected to have a Material Adverse Effect.

            (o) Investment Company; Public Utility Holding Company. Borrower is a "business development company" within the meaning of the Investment Company Act. Neither Borrower nor any Subsidiary is (i) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) except for other Subsidiaries that are business development companies, subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.


                                                              CREDIT AGREEMENT

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



            (p) Margin Stock. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U (as enacted by the Board of Governors of the Federal Reserve System, as amended). "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of Borrower or any Subsidiary which are subject to any limitation on sale, pledge, or other restrictions hereunder.

            (q) Affiliate Transactions. Except as permitted by SECTION 9.8, neither Borrower nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or any Subsidiary is a party. Neither Borrower nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to Borrower, except for SBA approval of dividends paid by SBIC, which Borrower has no reason to believe will not be granted by the SBA.

            (r) Intellectual Property. Borrower and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "INTELLECTUAL PROPERTY") used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, which the failure to own or have the right to use could reasonably be expected to have a Material Adverse Effect, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

            (s) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to Administrative Agent or any Lender by, on behalf of, or at the direction of, Borrower or any Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. As of the Agreement Date, no fact is known to Borrower or any Subsidiary which has had, or may in the future have (so far as Borrower or any Subsidiary can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in SECTION 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to Administrative Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to Administrative Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of Borrower or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Notwithstanding the first and third sentences of this SECTION 6.1(s), as to projected financial information, Borrower represents and warrants only that such information, at the time furnished to Administrative Agent or any Lender, was prepared in good faith based on reasonable assumptions under the circumstances.

            (t) RIC Status. Each of Borrower, SBLC, and SBIC qualifies as a RIC.

            (u) Not Plan Assets. The assets of Borrower or any Subsidiary do not and will not constitute "plan assets," within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and

                                                              CREDIT AGREEMENT
      the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

          (v) Business. As of the Agreement Date, Borrower and its Subsidiaries are substantially engaged in the businesses described in the Offering Memorandum.

          (w) Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

      6.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower or any Subsidiary to Administrative Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement, or other instrument delivered by or on behalf of Borrower prior to the Agreement Date and delivered to Administrative Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents, and the making of the Loans.

SECTION 7 AFFIRMATIVE COVENANTS.

      For so long as this Agreement is in effect and thereafter until the payment in full of the Obligations, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5, all of the Lenders) shall otherwise consent in the manner provided for in SECTION 12.5, Borrower shall:

      7.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Except as otherwise permitted under SECTION 9.5, preserve and maintain, and Borrower shall cause each Material Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses, and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could have a Material Adverse Effect.


                                                              CREDIT AGREEMENT

      7.2 COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS. Comply, and Borrower shall cause each Material Subsidiary to comply, with (a) all Applicable Laws (including without limitation ERISA, Environmental Laws, and the Investment Company Act), including the obtaining of all Governmental Approvals, the failure with which to comply could have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

      7.3 MAINTENANCE OF PROPERTY. In addition to the requirements of any of the other Loan Documents, (a) protect and preserve, and Borrower shall cause each Material Subsidiary to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order, and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made, and Borrower shall cause each Material Subsidiary to make, all needed and appropriate repairs, renewals, replacements, and additions to such properties, so that the business carried on in connection therewith may be properly and effectively conducted at all times.

      7.4 CONDUCT OF BUSINESS. Together with its Subsidiaries, at all times carry on their business described in the Offering Memorandum.

      7.5 INSURANCE. In addition to the requirements of any of the other Loan Documents, maintain, and Borrower shall cause each Material Subsidiary to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law.

      7.6 PAYMENT OF TAXES AND CLAIMS. Pay or discharge, and Borrower shall cause each Material Subsidiary to pay and discharge, when due (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, and landlords for labor, materials, supplies, and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy, or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of Borrower or such Subsidiary, as applicable, in accordance with GAAP.

      7.7 VISITS AND INSPECTIONS. Permit, and Borrower shall cause each Material Subsidiary to permit, representatives or agents of Administrative Agent or any Lender, from time to time, as often as may be reasonably requested and at the expense of Administrative Agent (unless an Event of Default shall be continuing in which case the exercise by Administrative Agent of its rights under this Section shall be at the expense of Borrower), but only during normal business hours, to: (a) visit and inspect all properties of Borrower and each Material Subsidiary; (b) inspect and make extracts from their respective books and records, including, but not limited to, management letters prepared by independent accountants; and (c) discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial conditions, results of operations, and business prospects. If requested by Administrative Agent, Borrower shall execute an authorization letter addressed to its accountants authorizing Administrative Agent or any Lender to discuss the financial affairs of Borrower and any Material Subsidiary with its accountants.

      7.8 USE OF PROCEEDS. Use the proceeds of Loans for working capital and general corporate purposes of Borrower and its Subsidiaries. Borrower shall not, and Borrower shall not permit any Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred

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



to purchase or carry, any margin stock (within the meaning of Regulations T, U, and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

      7.9 ENVIRONMENTAL MATTERS. Comply, and Borrower shall cause all of its Subsidiaries to comply, with all Environmental Laws, the failure with which to comply could have a Material Adverse Effect. If Borrower or any Subsidiary shall
(a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower or any Subsidiary alleging violations of any Environmental Law or requiring Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials, or (c) receive any notice from a Governmental Authority or private party alleging that Borrower or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, Borrower shall provide Administrative Agent with a copy of such notice within ten days after the receipt thereof by Borrower or any of the Subsidiaries. Borrower and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

      7.10 BOOKS AND RECORDS. Maintain, and Borrower shall cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

      7.11 STATUS OF RIC AND BDC. At all times maintain, and cause SBLC and SBIC to maintain, its status as a RIC under the Internal Revenue Code, and as a "business development company" under the Investment Company Act.

      7.12 ERISA EXEMPTIONS. Not, and Borrower shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

      7.13 FURTHER ASSURANCES. At Borrower's cost and expense, upon the request of Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to Administrative Agent and the Lenders such further instruments, documents, and certificates, and do and cause to be done such further acts that may be necessary or advisable in the opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

      7.14 YEAR 2000 COMPLIANCE. Borrower will promptly notify Administrative Agent in the event Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

SECTION 8  INFORMATION.

      For so long as this Agreement is in effect and thereafter until payment in full of the Obligations, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5, all of the Lenders) shall otherwise consent in

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



the manner set forth in SECTION 12.5, Borrower shall furnish to each Lender (or to Administrative Agent if so provided below) at its Lending Office:

      8.1 QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the close of each of the first, second, and third fiscal quarters of Borrower, the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as at the end of each such period and the related consolidated and consolidating statements of operations, changes in net assets, and cash flows of Borrower and its Consolidated Subsidiaries for each such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of Borrower and its Consolidated Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

      8.2 YEAR-END STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of Borrower, the consolidated and consolidating balance sheets of Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of operations, changes in net assets, and cash flows of Borrower and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of Borrower, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of Borrower and its Consolidated Subsidiaries as at the date thereof and the result of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose opinion shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized Borrower to deliver such financial statements and opinion thereon to Administrative Agent and the Lenders pursuant to this Agreement.

      8.3 COMPLIANCE CERTIFICATE; ASSET REPORTS.

          (a) At the time the financial statements are furnished pursuant to SECTIONS 8.1 and 8.2, a Compliance Certificate: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not Borrower and its Consolidated Subsidiaries were in compliance with the covenants contained in SECTION 9.1, (b) stating that, to the best of his or her knowledge, information, and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, and whether it is continuing and the steps being taken by Borrower with respect to such event, condition, or failure. At the time the financial statements are furnished pursuant to SECTION 8.2, Borrower will deliver to the Lenders a certificate of the independent accountants performing the audit of such financial statements acknowledging that Borrower was in compliance with the financial covenants of SECTION 9.1, and setting forth the procedures used to make such determination.

          (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, and within 90 days after the end of the last fiscal quarter of each fiscal year, the following reports with respect to Investments of Borrower and its Consolidated Subsidiaries, as of the end of such fiscal quarter, in form and scope acceptable to Administrative
      Agent:


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



                  (i) a consolidated statement of Investments as presented in Borrower's consolidated financial statements;

                  (ii) a report of unrealized and realized gains (losses) (with detail as to unrealized gains and losses by portfolio company for mezzanine Investments and in the aggregate for Commercial Mortgage Loans, small business loans, and other Investments); and

                  (iii) a delinquency report identifying loans over 120 days past-due.

      8.4   OTHER INFORMATION.

            (a) Not later than 90 days prior to the last day of each fiscal year of Borrower, pro forma projected consolidated financial statements for Borrower and its Consolidated Subsidiaries reflecting the forecasted financial condition and results of operations of Borrower and its Consolidated Subsidiaries on a quarterly basis for the next succeeding year, accompanied by calculations establishing whether or not Borrower would be in compliance on a pro forma basis with the covenants contained in SECTION 9.1, in each case in form and detail reasonably acceptable to the Administrative Agent;

            (b) promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report;

            (c) within five Business Days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q, and 8-K (or their equivalents) and all other periodic reports which Borrower shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

            (d) promptly upon the mailing thereof to the shareholders of Borrower generally, copies of all financial statements, reports, and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by Borrower;

            (e) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent, or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice;
      (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or

                                                              CREDIT AGREEMENT

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




      Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer of Borrower setting forth details as to such occurrence and action, if any, which Borrower or applicable member of the ERISA Group is required or proposes to take;

            (f) to the extent Borrower or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower or any Subsidiary or any of their respective properties, assets, or businesses which, if determined or resolved adversely to such Person, could have a Material Adverse Effect; and prompt notice of the receipt of notice that any United States income tax returns of Borrower or any of its Subsidiaries are being audited;

            (g) to the extent not previously delivered to the Lenders, a copy of the articles of incorporation, bylaws, partnership agreement, or other similar organizational documents of Borrower, any Material Subsidiary, and any amendment thereto, in each case within five Business Days of the effectiveness thereof;

            (h) prompt notice of any change in the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower or any Subsidiary which has had or may have a Material Adverse Effect,

            (i) prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by Borrower or any Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

            (j) prompt notice of any order, judgment, or decree in excess of $5,000,000 having been entered against Borrower or any Subsidiary or any of their respective properties or assets;

            (k) prompt notice, which notice shall, in the case of a Material Subsidiary, be delivered no later than five days following the occurrence, of the acquisition, incorporation, or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof, and whether such Subsidiary is a Material Subsidiary;

            (l) at the time the quarterly financial statements are furnished in accordance with SECTION 8.1, a list of the Persons who are Material Subsidiaries as of the date of the balance sheet included in such quarterly financial statements;

            (m) promptly upon entering into any Material Contract after the Agreement Date, a copy to Administrative Agent of such Material Contract; and

            (n) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower or any of its Material Subsidiaries as Administrative Agent or any Lender may reasonably request.


                                                              CREDIT AGREEMENT

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



SECTION 9   NEGATIVE COVENANTS.

      For so long as this Agreement is in effect and thereafter until the payment in full of the Obligations, unless the Requisite Lenders (or, if required pursuant to SECTION 12.5, all of the Lenders) shall otherwise consent in the manner set forth in SECTION 12.5, Borrower shall not, directly or indirectly:

      9.1   FINANCIAL COVENANTS.  Permit:

            (a) Ratio of Consolidated Debt to Consolidated Shareholders' Equity. The ratio of Consolidated Debt to Consolidated Shareholders' Equity to exceed 1.50 to 1.00 at the end of any fiscal quarter.

            (b) Minimum Tangible Net Worth. Consolidated Shareholders' Equity to be less than (i) $375,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuances effected by Borrower or any of its Consolidated Subsidiaries at any time after September 30, 1998 (excluding the Net Proceeds of any Equity Issuance by a Consolidated Subsidiary to a Consolidated Subsidiary or to Borrower).

            (c) Ratio of Adjusted EBIT to Interest Expense. The ratio of the Adjusted EBIT to Interest Expense of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of the last day of each fiscal quarter for the period of four successive fiscal quarters ended on such day, to be less than 1.80 to 1.00 at the end of such fiscal quarter.

            (d) Priority Debt. The aggregate principal amount of Priority Debt to exceed 25% of Consolidated Shareholders' Equity; provided that, in the case of any determination of Priority Debt made prior to April 30, 2001, outstanding Indebtedness of Borrower or its Consolidated Subsidiaries secured by Real Estate Assets in an aggregate principal amount of up to $200,000,000 shall be excluded from Priority Debt.

            (e) Asset Coverage Ratio. The Asset Coverage Ratio to be less than 2 to 1.

      9.2 INTEREST RATE AGREEMENTS. Enter into, or permit any Consolidated Subsidiary to enter into, any Interest Rate Agreement except in the ordinary course of business pursuant to bona fide hedging transactions and not for speculation.

      9.3   LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

            (a) Create, assume, or incur, or permit or suffer to exist (or permit any Consolidated Subsidiary to create, incur, assume, or permit or suffer to exist) any Lien upon any of its assets, including, without limitation, the equity interests of Borrower or any Subsidiary in their respective Subsidiaries, other than:

                (i)  the Permitted Liens;

                (ii) Liens arising in connection with purchase money
            Indebtedness, conditional sale agreements, and Capitalized Lease Obligations incurred for the acquisition of furniture, fixtures, equipment, or leasehold improvements in the ordinary course of business;


                                                              CREDIT AGREEMENT

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



                (iii) Liens in existence on the Agreement Date and securing the
            Indebtedness described as being secured on SCHEDULE 6.1(g);

                (iv) Liens on Real Estate Assets securing Non-Recourse Indebtedness, so long as such Non-Recourse Indebtedness is permitted within the limitations of SECTION 9.1;

                (v) Liens securing Indebtedness under Mortgage Repurchase Facilities or Interest Rate Agreements; provided that, (i) the Lien of any such Mortgage Repurchase Facility shall extend only to the Commercial Mortgage Loans which are financed or refinanced under such Mortgage Repurchase Facility and the Related Collateral, (ii) the aggregate advances under such Mortgage Repurchase Facility shall not exceed 80% of the aggregate unpaid principal amount of the Commercial Mortgage Loans securing such Mortgage Repurchase Facility, (iii) the Lien securing any Interest Rate Agreement shall extend only to Commercial Mortgage Loans and Related Collateral, and (iv) all Indebtedness secured by such Liens must be permitted within the limitations of SECTION 9.1; and

                (vi)  Liens securing the Obligations, if any.

            (b) Except for SBA consents that may be required for SBIC, create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by Borrower or any other Subsidiary of Borrower; (ii) pay any Indebtedness owed to Borrower or any other Subsidiary; (iii) make loans or advances to Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to Borrower or any other Subsidiary.

            (c) Create, incur, assume, or permit to exist, directly or indirectly, or permit any Consolidated Subsidiary, directly or indirectly, to create, incur, assume, or permit to exist (upon the happening of a contingency or otherwise) any Lien (except Liens permitted by SECTION 9.3(a)) on or with respect to any property that secures Debt of Borrower or its Consolidated Subsidiaries, including, without limitation, Debt outstanding under the Senior Notes or the Senior Note Agreement, unless Borrower makes, or causes to be made, effective provision whereby the Obligations will be equally and ratably secured with any and all other Debt of Borrower or its Consolidated Subsidiaries thereby secured; provided that, such security is granted pursuant to an agreement reasonably satisfactory to the Requisite Lenders.

      9.4   DISTRIBUTIONS TO SHAREHOLDERS. If an Event of Default specified in
SECTION 10.1(a) or SECTION 10.1(b) occurs and is not cured within ten Business Days thereafter, if a Default or an Event of Default specified in SECTION 10.1(f) or SECTION 10.1(g) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to SECTION 10.2(a), make (a) any dividend or other distribution on account of any of its capital stock; (b) any acquisition for value of any capital stock of Borrower; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any capital stock of Borrower.

      9.5   MERGER, CONSOLIDATION AND SALES OF ASSETS.


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



            (a) (i) Enter into, or permit any Consolidated Subsidiary to enter into, any transaction of merger or consolidation; (ii) liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution) or permit any Consolidated Subsidiary to do any of the foregoing; (iii) convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Consolidated Subsidiaries, in each case whether now owned or hereafter acquired (a "SALE") or permit any Consolidated Subsidiary to do any of the foregoing; provided, however, that, so long as no Default or Event of Default is or would be in existence at the time of such event or immediately after giving effect thereto:

                  (A) any Consolidated Subsidiary may merge or consolidate with or into, or effect a Sale to, Borrower or any Wholly Owned Subsidiary, so long as (1) in any merger or consolidation involving Borrower, Borrower shall be the surviving or continuing corporation and (2) in any merger or consolidation involving a Wholly Owned Subsidiary (and not Borrower), a Wholly Owned Subsidiary shall be the surviving or continuing corporation;

                  (B) in addition to the transactions permitted under CLAUSE (E)
            below, Borrower may convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, its business or assets, or the capital stock of or other equity interests in any of its Consolidated Subsidiaries, in each case whether now owned or hereafter acquired, to any of its Consolidated Subsidiaries, so long as (1) the Book Value of such assets sold (in one or a series of transactions) in a given fiscal year does not exceed 15% of the total assets of Borrower determined at the close of the immediately preceding fiscal year, or (2) the operations of such assets sold generated does not exceed 15% of the consolidated operating profit of Borrower during the immediately preceding fiscal year;

                  (C) a Consolidated Subsidiary may liquidate;

                  (D) Borrower or any Consolidated Subsidiary may merge or
            consolidate with any other corporation; provided that, Borrower or a Wholly Owned Subsidiary shall be the continuing or surviving corporation and;

                  (E) Borrower or any Consolidated Subsidiary may effect a Sale of Investments (other than Investments in a Consolidated Subsidiary) or Foreclosure Property to third parties, to any Special Purpose Subsidiary, or (solely with respect to Foreclosure Property) to any Unrestricted Subsidiary in arm's length transactions on a non-recourse basis, so long as the purchaser of such Investment or Foreclosure Property does not and will not have a claim against or interest in any other assets of Borrower or any Consolidated Subsidiary to support the value of the assets so sold or to enhance the creditworthiness of securities or Debt secured by or evidencing an interest in such assets or in the holder thereof; and

                  (F) Borrower or any Consolidated Subsidiary may effect a Sale of capital stock or other equity interests in an Unrestricted Subsidiary to third parties in arm's length transactions;

      or (b) permit any Consolidated Subsidiary to issue any Voting Stock of such Consolidated Subsidiary except to satisfy the rights of minority shareholders to receive issuances of stock, which are non-

                                                              CREDIT AGREEMENT

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



      dilutive to Borrower and/or any Consolidated Subsidiary; provided that, the foregoing restrictions do not apply to issuances of Voting Stock to Borrower or to a Wholly Owned Subsidiary or the issuance of directors' qualifying shares.

      As used in this Section, a sale of assets will be deemed a "substantial part" of the assets of Borrower and its Consolidated Subsidiaries if (y) the Book Value of such assets sold (in one or a series of transactions) in a given fiscal year (except those assets transferred pursuant to CLAUSE (B), (E), or (F) above sold in the ordinary course of business) exceeds 15% of the total assets of Borrower and its Consolidated Subsidiaries determined at the close of the immediately preceding fiscal year, or (z) the operations of such assets sold (except those assets transferred pursuant to CLAUSE (B), (E), or (F) above sold in the ordinary course of business) generated 15% or more of the consolidated operating profit of Borrower and its Consolidated Subsidiaries during the immediately preceding fiscal year.

      9.6 FISCAL YEAR. Change its fiscal year from that in effect as of the Agreement Date.

      9.7 MODIFICATIONS TO MATERIAL CONTRACTS. Enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract which could have a Material Adverse Effect or default in the performance of any obligations of Borrower or any Subsidiary under any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

      9.8 TRANSACTIONS WITH AFFILIATES. Permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any Affiliate of Borrower or with any director, officer, or employee of Borrower, any Subsidiary, or any other Affiliate, except transactions involving consideration in aggregate amount for all such transactions not in excess of $5,000,000 per fiscal year, and transactions in the ordinary course of, and pursuant to the reasonable requirements of the, business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

      9.9 SUBSIDIARY SENIOR NOTE GUARANTY. Permit any Consolidated Subsidiary to guarantee (including without limitation, any Subsidiary Senior Note Guaranty) or assume or agree to become liable in any way, either directly or indirectly, for any Debt of Borrower or any Consolidated Subsidiary (other than a Consolidated Subsidiary of the guarantor provided such Debt does not constitute Senior Debt), unless and until Borrower shall first furnish to Administrative Agent (a) an unconditional Subsidiary Bank Guaranty, (b) an Intercreditor Agreement, and (c) an opinion of counsel to the effect that such Subsidiary Bank Guaranty has been duly authorized, executed, and delivered by such Consolidated Subsidiary and constitutes the legal, valid, and binding obligation of such Consolidated Subsidiary, enforceable against such Consolidated Subsidiary in accordance with the terms thereof, and covering such other matters as the Requisite Lenders may reasonably request.

      9.10 PAYMENT OF OBLIGATION. Borrower shall pay the Obligations in accordance with the terms and provisions of the Loan Documents. Borrower and its Consolidated Subsidiaries shall not (a) if an Event of Default shall have occurred and be continuing, make any voluntary prepayment of principal of, or interest on, any other Debt (other than the Obligations), whether subordinate to the Obligations or not or (b) use proceeds from the Loans to make any payment or prepayment of principal of, or interest on, or sinking fund payment in respect of any other Debt of Borrower or any of its Subsidiaries (other than Debt in respect of the Amended and Restated Master Loan and Security Agreement dated as of October 7, 1998, among Borrower, Business

                                                              CREDIT AGREEMENT

Mortgage Investors, Inc., and Morgan Stanley Capital Inc., as amended from time to time, and any renewals, extensions, or replacements thereof).

SECTION 10  DEFAULT.

      10.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

            (a) Default in Payment of Principal. Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration, or otherwise) the principal of any of the Loans.

            (b) Default in Payment of Other Amounts. Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than the principal of any Loan) owing by Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of three Business Days after the earlier of (i) the date upon which Borrower obtains knowledge of such failure or (ii) the date upon which Borrower has received written notice of such failure from Administrative Agent.

            (c) Default in Performance. (i) Borrower shall fail (or, where applicable, shall fail to cause any Subsidiary) to perform or observe any term, covenant, condition or agreement on its part to be performed or observed contained in SECTIONS 7.11, 7.12, or 8.4(i), or in SECTION 9 or
      (ii) Borrower shall fail (or, where applicable, shall fail to cause any Subsidiary) to perform or observe any term, covenant, condition, or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this CLAUSE (ii) such failure shall continue for a period of 30 days after the earlier of (x) the date upon which Borrower obtains knowledge of such failure or (y) the date upon which Borrower has received written notice of such failure from Administrative Agent.

            (d) Misrepresentations. Any written statement, representation, or warranty made or deemed made by or on behalf of Borrower or any Subsidiary under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of Borrower or any Subsidiary to Administrative Agent or any Lender in connection with this Agreement or the other Loan Documents, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

            (e) Indebtedness Cross-Default.

                (i) Borrower or any Consolidated Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) or any Contingent Obligations having an aggregate outstanding principal amount of $5,000,000 or more, or

                (ii) the maturity of any Indebtedness (other than the Loans) of
            Borrower or any Consolidated Subsidiary having an aggregate outstanding principal amount of $5,000,000 or more shall have (x) been accelerated in accordance with the provisions of any indenture,

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


            contract, or instrument evidencing, providing for the creation of, or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

                (iii) any other event shall have occurred and be continuing with respect to any Indebtedness (other than the Loans) of Borrower or any Consolidated Subsidiary having an aggregate outstanding principal amount of $5,000,000 or more which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders, or any other Person to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.

            (f) Voluntary Bankruptcy Proceeding. Borrower, any Consolidated Subsidiary, or any Other Relevant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or similar action for the purpose of effecting any of the foregoing.

            (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against Borrower, any Consolidated Subsidiary or any Other Relevant Subsidiary, in any court of competent jurisdiction seeking:
      (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver custodian, liquidator or the like of such Person, or of all or any substantial part of the assets domestic or foreign, of such Person, and such case or proceeding is not dismissed within 60 days after it is commenced.

            (h) Contest of Loan Documents. Borrower or any Subsidiary shall disavow, revoke, or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit, or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note, or any other Loan Document.

            (i) Judgment. A judgment or order for the payment of money shall be entered against Borrower or any Consolidated Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against Borrower and its Consolidated Subsidiaries, $5,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue unpaid for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.


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            (j) Attachment. A warrant, writ of attachment, execution, or similar process shall be issued against any property of Borrower or any Consolidated Subsidiary which exceeds, individually or together with all other such warrants, writs, executions, and processes, $5,000,000 in amount and such warrant, writ, execution, or process shall not be discharged, vacated, stayed, or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution, or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to Administrative Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution, or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or any of its Consolidated
      Subsidiaries.

            (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

            (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

            (m) Change of Control.

                (i) Any "person" or "group" (as such terms are used in Sections
            13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of Borrower; or

                (ii) During any twelve-month period (commencing on or after the
            Agreement Date), a majority of the Board of Directors of Borrower shall no longer be composed of individuals (A) who were members of such Board of Directors on the first date of such period, (B) whose election or nomination to such Board of Directors was approved by individuals referred to in CLAUSE (A) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (c) whose election or nomination to such Board of Directors was approved by individuals referred to in CLAUSES (A) and (B) above constituting at the time of such election or nomination at least a majority of such Board of Directors.



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


            (n) Dissolution. Any order, judgment, or decree is entered against Borrower, any Material Subsidiary or any Other Relevant Subsidiary decreeing the dissolution or split up of such Person, and such order remains undischarged or unstayed for a period in excess of 30 days.

            (o) Payment of Certain Other Agreements. The payment directly or indirectly (including, without limitation, any payment in respect of any sinking fund, defeasance, or redemption) by Borrower or any of its Consolidated Subsidiaries of any Debt, including without limitation, the Senior Notes, in a manner or at a time during which such payment is not permitted under the terms of the Loan Documents, or under any instrument or document evidencing or creating such Debt.

      10.2 REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default the following provisions shall apply:

            (a) Acceleration; Termination of Facilities.

                (i) Automatic. Upon the occurrence of an Event of Default specified in SECTIONS 10.1(f) or 10.1(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of Borrower, including, but not limited to, the other amounts owed to Lenders and Administrative Agent under this Agreement, the Notes, or any of the other Loan Documents shall become immediately and automatically due and payable by Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower and (B) each of the Commitments (including the Swing Line Commitment) and the obligation of Lenders to make Loans shall immediately and automatically terminate;

                (ii) Optional. If any other Event of Default shall have
            occurred and be continuing, Administrative Agent may, and at the direction of the Requisite Lenders shall (subject to the terms of SECTION 11): (A) declare (1) the principal of, and accrued and unpaid interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and Administrative Agent under this Agreement, the Notes, or any of the other Loan Documents, to be forthwith due and payable; whereupon the same shall immediately become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower and (B) terminate the Commitments and the obligation of Lenders to make Loans hereunder.

            (b) Loan Documents. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall (subject to the terms of SECTION 11), exercise any and all of its rights under any and all of the other Loan Documents.

            (c) Applicable Law. The Requisite Lenders may direct Administrative Agent to, and Administrative Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law, including without limitation, (i) reduce any claim to judgment; (ii) to the extent permitted by Applicable Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the rights of offset or banker's Lien against the interest of Borrower and each Consolidated Subsidiary in and to every account and other property of Borrower and each Consolidated Subsidiary which are in the possession of Administrative Agent or any Lender to the

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



      extent of the full amount of the Obligations (to the extent permitted by Applicable Law, Borrower and each Consolidated Subsidiary being deemed directly obligated to each Lender in the full amount of the Obligations for such purposes); and (iii) exercise any and all other legal or equitable rights afforded by the Loan Documents, the Applicable Laws of the State of Texas, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise, including, but not limited to, the right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any right granted to Administrative Agent or any Lender in any of the Loan Documents.

      10.3 REMEDIES UPON CERTAIN DEFAULTS. Upon the occurrence of a Default specified in SECTIONS 10.1(f) or 10.1(g), the Commitments (including the Swing Line Commitment) shall immediately and automatically terminate.

      10.4 ALLOCATION OF PROCEEDS. If an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated, all payments received by Administrative Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by Borrower hereunder or thereunder, shall be applied by Administrative Agent in the following order and priority:

           (a) amounts due to Administrative Agent and the Lenders in respect of Fees and expenses due under SECTION 12.2;

           (b) payments of interest on the Revolving Loans and the Swing Line Loans to be applied for the ratable benefit of Lenders and NationsBank (as the Lender under the Swing Line Subfacility, and any participating Lenders under the Swing Line Facility pursuant to SECTION 2.2(b));

           (c) payments of outstanding Swing Principal Debt; provided that, such payments shall be made solely to NationsBank, unless the Lenders have purchased participations in the Swing Principal Debt in accordance with
      SECTION 2.2(b), in which case such payment shall be allocated pro rata among NationsBank and the participating Lenders;

           (d) payments of principal outstanding under the Revolving Loans, to be applied for the ratable benefit of the Lenders;

           (e) amounts due to Administrative Agent and the Lenders pursuant to
      SECTION 12.8;

           (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

           (g) any amount remaining after application as provided above, shall be paid to Borrower or whomever else may be legally entitled thereto.

      10.5 PERFORMANCE BY ADMINISTRATIVE AGENT. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Administrative Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein. In such event, Borrower shall, at the request of Administrative Agent, promptly pay any amount reasonably expended by Administrative Agent in such performance or attempted performance to

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



Administrative Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

      10.6 RIGHTS CUMULATIVE. The rights and remedies of Administrative Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.

      10.7 COMPANY WAIVERS. To the extent permitted by Applicable Law, Borrower and each Subsidiary hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligations (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligations (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligations (or any part thereof).

      10.8 DELEGATION OF DUTIES AND RIGHTS. The Lenders may perform any of their duties or exercise any of their rights under the Loan Documents by or through their respective representatives.

      10.9 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give Administrative Agent or any Lender the right to exercise control over the assets (including real property), affairs, or management of Borrower or any Subsidiary, (b) preclude or interfere with compliance by Borrower or any Subsidiary with any Applicable Law, or (c) require any act or omission by Borrower or any Subsidiary that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by Borrower or any Subsidiary with any Applicable Law or document, or that any Agent or any Lender does not expect Borrower or any Subsidiary to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. Administrative Agent and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or any Subsidiary arising out of or in connection with the Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and Borrower and its Subsidiaries, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of Administrative Agent and the Lenders under the Loan Documents is limited to the rights provided in the Loan Documents, which rights exist solely to assure payment and performance of the Obligations and may be exercised in a manner calculated by Administrative Agent and Lenders in their respective good faith business judgment.

      10.10 COURSE OF DEALING. The acceptance by Administrative Agent or the Lenders at any time and from time to time of partial payment on the Obligations shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Requisite Lenders, or the Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Requisite Lenders, or the Lenders in exercising any right under the Loan Documents shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under the Loan Documents or otherwise.


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



      10.11 CUMULATIVE RIGHTS. All rights available to Administrative Agent and the Lenders under the Loan Documents are cumulative of and in addition to all other rights granted to Administrative Agent and the Lenders at law or in equity, whether or not the Obligations are due and payable and whether or not Administrative Agent or the Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

SECTION 11  AGREEMENT AMONG LENDERS.

      11.1 APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent (which term as used in this sentence and in SECTION 11.5 and the first sentence of SECTION 11.6 hereof shall include its Affiliates and its own and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any party hereto or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by the parties hereto or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower or its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      11.2 RELIANCE BY ADMINISTRATIVE AGENT. Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent, or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for the parties hereto), independent accountants, and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with SECTION
12.4. As to any matters not expressly provided for by this Agreement, Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to any Loan Document or Applicable Law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.


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      11.3 DEFAULTS. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless Administrative Agent has received written notice from a Lender or Borrower specifying such Default or Event of Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders. Administrative Agent shall (subject to SECTION 11.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Requisite Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      11.4 RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Administrative Agent), in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. NationsBank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any party hereto or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent (collectively, "other activities"), and NationsBank (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any party hereto or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Without limiting the rights of the Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Documents, then each Lender shall be entitled to share in such application ratably.

      11.5 INDEMNIFICATION. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under SECTION12.2 or SECTION 12.8, but without limiting the obligations of Borrower under such Section) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by Administrative Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse Administrative Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under SECTION 12.2, to the extent that Administrative Agent is not promptly reimbursed

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

for such costs and expenses by Borrower. The agreements contained in this Section shall survive payment in full of the Obligations.

      11.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the parties hereto and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any party hereto or any of its Subsidiaries or Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

      11.7 RESIGNATION OF ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      11.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent and the Lenders.

      11.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 11 shall inure to the benefit of Borrower or any Subsidiary of Borrower or any other Person other than the Lenders; consequently, either Borrower or any Subsidiary or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with such provisions.

      11.10 OBLIGATIONS SEVERAL. The obligations of the Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

      11.11 AGENTS. None of the Lenders identified in this Agreement as "Syndication Agent," "Documentation Agent," "Managing Agent," or "Co-Agents" shall have any rights, powers, obligations, liabilities, responsibilities, or duties under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent," "Documentation

                                                              CREDIT AGREEMENT

Agent," "Managing Agent," or "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender.

SECTION 12 MISCELLANEOUS.

      12.1 NOTICES. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

      If to Borrower:

            Allied Capital Corporation
            1919 Pennsylvania Avenue, N.W.
            3rd Floor
            Washington, DC 20006
            Attention:  Joan M. Sweeney, Managing Director
            Telecopy:   (202) 973-6351
            Telephone:  (202) 973-6381

      If to Administrative Agent:

            NationsBank, N.A.
            901 Main Street, 66th Floor
            Dallas, Texas 75202
            Attention:  Shelly K. Harper
            Telecopy:   (214) 508-0604
            Telephone:  (214) 508-0567

      If to a Lender:

            To such Lender's address or telecopy number, as applicable, set forth on SCHEDULE 2 hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this
SECTION 12.1. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to Administrative Agent or any Lender under
SECTION 2 shall be effective only when actually received. Neither Administrative Agent nor any Lender shall incur any liability to Borrower (nor shall Administrative Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which Administrative Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder, except in the case of gross negligence or willful misconduct.

      12.2 EXPENSES. Borrower agrees to pay on demand all costs and expenses of Administrative Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Administrative Agent (including

                                                              CREDIT AGREEMENT

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



the cost of internal counsel) with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities under the Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Administrative Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder. All costs and expenses of Administrative Lender and Lenders described in this SECTION 12.2 are part of the Obligations and, if Borrower shall not have paid such costs and expenses on or before the 60th day from the date an invoice is presented to Borrower, Administrative Agent is hereby irrevocably authorized to fund such obligation as a Swing Line Loan to the extent of availability under the Swing Line Subfacility.

      12.3  JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

            (a) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (b) BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (c) BORROWER AND EACH OTHER PARTY HERETO CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO


                                                              CREDIT AGREEMENT

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      ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER
      PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      12.4  SUCCESSORS AND ASSIGNS.

            (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights, obligations, or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or its Revolving Loans); provided, however, that

                (i)   each such assignment shall be to an Eligible Assignee;

                (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and each Note; and

                (iv) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance in the form of EXHIBIT A hereto, together with any Note subject to such assignment and a processing fee of $3,500.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, Administrative Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

            (b) Administrative Agent shall maintain at its address referred to in SECTION 12.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form


                                                              CREDIT AGREEMENT
      of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto and Borrower.

            (d) Each Lender may sell participations to one or more Persons (each a "PARTICIPANT") in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in SECTION 5 and the right of set-off contained in SECTION 3.4 (provided that Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such Lender from whom such participation was purchased under such Sections as though no participation had been sold), and (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any "operating circular" issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (f) Any Lender may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective assignees and participants), subject, however, to the provisions of SECTION 12.7.

      12.5 AMENDMENTS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is:

            (a) Executed by Borrower, Administrative Agent, and the particular existing or new Lender if it purports (subject to SECTION 2.12) to increase that Lender's Commitment or add such new Lender as a new Lender pursuant to SECTION 2.12.

            (b) Executed by Borrower, Administrative Agent, and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Loan Document or if it purports to (i) increase the Commitments of the Lenders (except increases in accordance with SECTION 2.12), (ii) reduce the principal of or rate of interest on any Revolving Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Revolving Loan or any fees or other amounts payable hereunder or for termination of any Commitment, or (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement.

                                                              CREDIT AGREEMENT

           (c) Otherwise (i) for this Agreement, executed by Borrower, Administrative Agent, and Requisite Lenders, (ii) for other Loan Documents (other than Interest Rate Agreements), approved in writing by Requisite Lenders and executed by Borrower, Administrative Agent, and any other party to that Loan Document, or (iii) for Interest Rate Agreements, executed by the parties to such agreement.

      12.6 NONLIABILITY OF AGENT AND LENDERS. The relationship between Borrower and the Lenders and Administrative Agent shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Administrative Agent or any Lender to any Lender, Borrower or any Subsidiary. Neither Administrative Agent nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

      12.7 CONFIDENTIALITY. Administrative Agent and each Lender (each, a "LENDING PARTY") agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

      12.8 INDEMNIFICATION.

           (A) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 12.8 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON


                                                              CREDIT AGREEMENT

      OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

            (B) WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS SECTION 12.8 SHALL SURVIVE THE PAYMENT IN FULL OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

      12.9 TERMINATION; SURVIVAL. At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which Administrative Agent and the Lenders are entitled under the provisions of SECTIONS 11.5, 12.2, and 12.8 and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdiction contained in SECTION 12.3, shall continue in full force and effect and shall protect Administrative Agent and the Lenders against events arising after such termination as well as before.

      12.10 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

      12.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

      12.12 COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

      12.13 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF BORROWER AND ITS SUBSIDIARIES, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER OR ANY OF ITS SUBSIDIARIES, ANY LENDER, AND/OR ADMINISTRATIVE AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS ONLY AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND ITS SUBSIDIARIES, LENDERS, AND ADMINISTRATIVE AGENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,


                                                              CREDIT AGREEMENT

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


CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

      12.14 CONSTRUCTION. Administrative Agent, Borrower, and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agents, Borrower, and each Lender.

      12.15 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of Borrower and each Subsidiary under the Loan Documents shall remain in full force and effect until termination of the Commitments and payment in full of the Loans and of all interest, fees, and other amounts of the Obligations then due and owing, except that SECTIONS 4, 11, and 12, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or its Subsidiaries under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such entity or otherwise, the obligations of such entity under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      12.16 EXISTING CREDIT AGREEMENT. Upon payment in full of the "OBLIGATIONS" (as defined in the Existing Credit Agreement, the "EXISTING OBLIGATIONS") as required by SECTION 5.1(d) as a condition precedent to the first Credit Event, Borrower and those Lenders who are party to the Existing Credit Agreement (the "EXISTING LENDERS") agree as follows: (a) the Existing Obligations arising under the Existing Credit Agreement and the related "Loan Documents" (as defined in the Existing Credit Agreement, the "EXISTING LOAN DOCUMENTS"), other than any indebtedness and obligations described in the proviso to CLAUSE (b) below, shall be terminated and satisfied in full and the Existing Lenders shall release and discharge Borrower from the Existing Obligations arising under the Existing Loan Agreement, the Existing Loan Documents, and any and all other claims, demands, causes of action of every kind and character (known or unknown) at law or in equity, arising out of or in any way related to the foregoing; and (b) Borrower hereby confirms that the Existing Credit Agreement and Existing Lenders' obligations to make advances and to fund the loan thereunder are terminated as of the Effective Date; provided that, any provisions of the Existing Credit Agreement or the Existing Loan Documents expressly intended to survive termination, shall survive repayment of the Existing Obligations and termination of the Existing Credit Agreement. Upon satisfaction of the Existing Obligations, Borrower shall release and discharge Existing Lenders from the Existing Credit Agreement and the Existing Loan Documents and any and all claims, demands, causes of action of every kind and character (known or unknown) at law or in equity, arising out of or in any way related to the foregoing. Nothing in this
SECTION 12.16 shall be deemed to release, discharge, or modify the Obligation or Commitments under this Agreement and the related Loan Documents.

                    REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE FOLLOWS.


                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    ALLIED CAPITAL CORPORATION


                                    By    /s/ KELLY A. ANDERSON
                                          --------------------------------
                                          Name: KELLY A. ANDERSON
                                                --------------------------
                                          Title: PRINCIPAL and TREASURER
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    NATIONSBANK, N.A., as Administrative Agent and as a Lender


                                    By     /s/ SHELLY K. HARPER
                                          --------------------------------
                                          Name: SHELLY K. HARPER
                                                --------------------------
                                          Title: VICE PRESIDENT
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    BANKBOSTON, N.A., as a Lender


                                    By     /s/ DEIRDRE M. HOLLAND
                                          --------------------------------
                                          Name: DEIRDRE M. HOLLAND
                                                --------------------------
                                          Title: VICE PRESIDENT
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    RIGGS BANK N.A., as a Lender


                                    By    /s/ DAVID H. OLSON
                                          --------------------------------
                                          Name:  DAVID H. OLSON
                                                --------------------------
                                          Title: VICE PRESIDENT
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    FIRST UNION NATIONAL BANK, as a Lender


                                    By    /s/ JANE W. WORKMAN
                                          --------------------------------
                                          Name:  JANE W. WORKMAN
                                                --------------------------
                                          Title: SENIOR VICE PRESIDENT
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    CHEVY CHASE BANK, F.S.B., as a Lender


                                    By     /s/ WILLIAM W. PALMER, III
                                          --------------------------------
                                          Name: WILLIAM W. PALMER, III
                                                --------------------------
                                          Title: VICE PRESIDENT
                                                --------------------------



                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    CREDIT LYONNAIS NEW YORK BRANCH, as a
                                    Lender


                                    By     /s/ W. JAY BUCKLEY
                                          --------------------------------
                                          Name: W. JAY BUCKLEY
                                                --------------------------
                                          Title:  VICE PRESIDENT
                                                 -------------------------


                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    BRANCH BANKING & TRUST CO., as a Lender


                                    By     /s/ CORY BOYTE
                                          --------------------------------
                                          Name: CORY BOYTE
                                                --------------------------
                                          Title:  VICE PRESIDENT
                                                 -------------------------


                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.


                                    FIRSTRUST BANK, as a Lender


                                    By     /s/ EDWARD D'ANCONA
                                          --------------------------------
                                          Name:  EDWARD D'ANCONA
                                                --------------------------
                                          Title:  EXECUTIVE VICE PRESIDENT
                                                 -------------------------


                                                              CREDIT AGREEMENT

      Signature Page to that certain Credit Agreement dated as of March 9, 1999, among Allied Capital Corporation, as Borrower, NationsBank, N.A., as Administrative Agent, and certain other Agents and Lenders named therein.

                                    LASALLE NATIONAL BANK, as a Lender


                                    By    /s/ DAVID H. SHERER
                                          --------------------------------
                                          Name: DAVID H. SHERER
                                                --------------------------
                                          Title:  VICE PRESIDENT
                                                 -------------------------


                                                              CREDIT AGREEMENT

                                   SCHEDULE 2

                             LENDERS AND COMMITMENTS

==========================================================================================================================
                                                  REVOLVING
                                                  FACILITY                       COMMITMENT                 UPFRONT
 NAME AND ADDRESS OF LENDERS                      COMMITTED                      PERCENTAGE                   FEE
                                                    SUMS
===========================================================================================================================
 NationsBank, N.A.                             $ 52,500,000.00                    16.666667%             $131,250.00
 Financial Services
 901 Main Street, 66th Floor
 Dallas, Texas  75202-3748
 Attn:   Shelly K. Harper
 Tel:    214-508-0567
 Fax:    214-508-0604
 Email:  shelly.k.harper@nationsbank.com
---------------------------------------------------------------------------------------------------------------------------
 BankBoston, N.A.                              $ 50,000,000.00                    15.873016%             $125,000.00
 100 Federal Street
 Mail Stop 01-10-08
 Boston, MA 02110
 Attn:   Deirdre Holland
 Tel:    617-434-0419
 Fax:    617-434-1537
 Email:  dmholland@bkb.com
---------------------------------------------------------------------------------------------------------------------------
 First Union National Bank                     $ 50,000,000.00                    15.873016%             $125,000.00
 One First Union Center, NC0610
 301 South College Street
 Charlotte, NC 28288
 Attn:   Raj Shah
 Tel:    704-374-6230
 Fax:    704-383-7611
 Email:  raj.shah@capmark.funb.com
---------------------------------------------------------------------------------------------------------------------------
 Riggs Bank N.A.                               $ 50,000,000.00                    15.873016%             $125,000.00
 808 17th Street NW
 10th Floor
 Washington, DC 20006
 Attn:  David Olson
 Tel:   202-835-5105
 Fax:   202-835-5977
 Email: david_olson@riggsbank.com
---------------------------------------------------------------------------------------------------------------------------


                                                   CREDIT AGREEMENT - SCHEDULE 2

===========================================================================================================================
                                                  REVOLVING
                                                  FACILITY                       COMMITMENT                 UPFRONT
 NAME AND ADDRESS OF LENDERS                      COMMITTED                      PERCENTAGE                   FEE
                                                    SUMS
===========================================================================================================================
 Chevy Chase Bank, F.S.B.                      $  30,000,000.00                   9.523810%              $   60,000.00
 8401 Connecticut Avenue
 9th Floor
 Chevy Chase, MD 20815
 Attn:  William Palmer
 Tel:   301-986-7452
 Fax:   301-986-7038
 Email: wpalmer@chevychasebank.com
---------------------------------------------------------------------------------------------------------------------------
 Credit Lyonnais New York Branch               $  30,000,000.00                   9.523810%              $   60,000.00
 1301 Avenue of the Americas
 12th Floor
 New York, NY 10019
 Attn:  W. Jay Buckley
 Tel:   212-261-7340
 Fax:   212-261-3401
 Email: buckley@clamericas.com
---------------------------------------------------------------------------------------------------------------------------
 Branch Banking & Trust Co.                    $  25,000,000.00                   7.936508%              $   37,500.00
 110 S. Stratford Road
 Suite 301
 Winston-Salem, NC 27104
 Attn:  Cory Boyte
 Tel:   336-733-3259
 Fax:   336-733-3254
 Email: cboyte@bbtnet.com
---------------------------------------------------------------------------------------------------------------------------
 LaSalle National Bank                         $  20,000,000.00                   6.349206%              $   30,000.00
 135 South LaSalle Street
 Suite 362
 Chicago, IL 60603
 Attn:  David H. Sherer
 Tel:   312-904-2722
 Fax:   312-904-2982
 Email: david.sherer@abnamro.com
---------------------------------------------------------------------------------------------------------------------------
 Firstrust Bank                                $   7,500,000.00                   2.380952%              $    9,375.00
 15 E. Ridge Pike
 Conshohocken, PA 19428
 Attn:  Marissa Mignogna
 Tel:   610-238-5029
 Fax:   610-238-5066
 Email: mmignogn@firstrust.com
===========================================================================================================================

              Totals                           $ 315,000,000.00                     100.00%              $  703,125.00
===========================================================================================================================


                                       2           CREDIT AGREEMENT - SCHEDULE 2

                                       3           CREDIT AGREEMENT - SCHEDULE 2

                                 SCHEDULE 6.1(a)

                                  QUALIFICATION

No representations or warranties are made under SECTION 6.1(a) as to the following Subsidiary:

                    Allied Capital Beteiligungsberatung GmgH







                                              CREDIT AGREEMENT - SCHEDULE 6.1(a)

                                 SCHEDULE 6.1(b)

                               OWNERSHIP STRUCTURE

1.   CONSOLIDATED SUBSIDIARIES.

=====================================================================================================================
       NAME OF SUBSIDIARY                                    JURISDICTION                    PERCENTAGE OF VOTING
                                                           OF INCORPORATION                     STOCK OWNED BY
                                                                                              BORROWER AND EACH
                                                                                              OTHER SUBSIDIARY
=====================================================================================================================
Allied Investment Corporation                                Maryland                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Investment Holdings LLC                               Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital SBLC Corporation                              Maryland                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital SBLC Holdings LLC                             Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital Holdings LLC                                  Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
PC Acquisition Corporation                                   Maryland                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital REIT, Inc.                                    Maryland                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital Property LLC                                  Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital Equity LLC                                    Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
9586 I-15 East Frontage Road,                                Delaware                              100%
Longmont, CO 80504 LLC
---------------------------------------------------------------------------------------------------------------------
8930 Stanford Boulevard LLC                                  Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital Beteiligungs                            Republic of Germany                         100%
Beratung GmbH
---------------------------------------------------------------------------------------------------------------------
Allied Capital CMT Inc.                                      Delaware                              100%
---------------------------------------------------------------------------------------------------------------------
Allied Capital Commercial                                    Delaware                              100%
Mortgage Trust 1998-1
---------------------------------------------------------------------------------------------------------------------

                                              CREDIT AGREEMENT - SCHEDULE 6.1(b)

2.  UNCONSOLIDATED SUBSIDIARIES.

====================================================================================================
    NAME OF SUBSIDIAR                           JURISDICTION                 PERCENTAGE OF VOTING
                                              OF INCORPORATION                 STOCK OWNED BY
                                                                              BORROWER AND EACH
                                                                               OTHER SUBSIDIARY
====================================================================================================
Allied Capital CMT, Inc.                          Delaware                            100%
----------------------------------------------------------------------------------------------------
Allied Capital Commercial                         Delaware                            100%
Mortgage Trust 1998-1
----------------------------------------------------------------------------------------------------
Allied Capital Germany Fund LLC                   Delaware                            100%
====================================================================================================




                                        2     CREDIT AGREEMENT - SCHEDULE 6.1(b)

                                 SCHEDULE 6.1(g)

                                  INDEBTEDNESS

1. Allied Capital Corporation, TIAA, Lincoln, Hancock, Sun America, Mass Mutual, American General, Allstate, Nationwide and GE Financial - Note Agreement dated April 30, 1998, in the outstanding principal amount of $180,000,000.

2. Allied Capital Corporation and Overseas Private Investment Corporation - Loan Agreement dated April 10, 1995, as amended, in an aggregate principal amount up to $20,000,000.

3. Debentures issued by Allied Investment Corporation, and held by the U.S. Small Business Administration, in the outstanding principal amount of $47,650,000.

4. Redeemable preferred stock issued by Allied Investment Corporation, and held by the U.S. Small Business Administration, in the outstanding principal amount of $7,000,000.

5. Allied Capital Corporation, Business Mortgage Investors, Inc., and Morgan Stanley Capital, Inc. - Master Loan & Security Agreement dated as of October 7, 1998, as amended, in an aggregate principal amount up to $250,000,000 (collateralized by Liens on multifamily and commercial mortgage loans and the documents related thereto including, without limitation, promissory notes, servicing agreements, mortgage guaranties and insurance, loan files, documents, and instruments, as well as all general intangibles and replacements, substitutions, distributions on or proceeds from any of the foregoing).

6. Allied Investment Corporation (as successor to Allied Investment Corporation II) - Demand Note Payable to Allied Capital Corporation (as successor to Allied Capital Corporation II) in an aggregate principal amount up to $25,000,000.

7. Allied Capital SBLC Corporation Demand Note Payable to Allied Capital Corporation in an aggregate principal amount up to $75,000,000.

8. Allied Capital Equity, LLC Demand Note Payable to Allied Capital Corporation in an aggregate principal amount up to $1,000,000.




                                              CREDIT AGREEMENT - SCHEDULE 6.1(g)

                                 SCHEDULE 6.1(h)

                               MATERIAL CONTRACTS

    Borrower has no Material Contracts other than agreements and instruments relating to Indebtedness of Borrower or its Subsidiaries set forth on Schedule 6.1(g).









                                              CREDIT AGREEMENT - SCHEDULE 6.1(h)

                                    EXHIBIT A

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

       Reference is made to the Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT") among ALLIED CAPITAL CORPORATION, a Maryland corporation (the "BORROWER"), certain Agents and other lenders named therein (the "LENDERS"), and NATIONSBANK, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning, except that all references to "Loan Documents" shall expressly exclude Interest Rate Agreements entered into by Assignor, Assignee, or their Affiliates.

       The "ASSIGNOR" and the "ASSIGNEE" referred to on SCHEDULE 1 agree as follows:

       1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Loans owing to the Assignee will be as set forth on
SCHEDULE 1.

       2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any party to the Credit Agreement or the performance or observance by any party to the Credit Agreement of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Administrative Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on
SCHEDULE 1.

       3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent annual and quarterly financial statements referred to in ARTICLE 8 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed


                                                    CREDIT AGREEMENT - EXHIBIT A
by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under SECTION 4.6.

       4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on SCHEDULE 1.

       5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

       7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

       8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of SCHEDULE 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

       IN WITNESS WHEREOF, the Assignor and the Assignee have caused SCHEDULE 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.



                                       2            CREDIT AGREEMENT - EXHIBIT A

                                   SCHEDULE 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                  (Page 1 of 2)

1.    Assigned Interest:

      (a)    Assignor's Commitment prior to giving effect to the Assignment
             to Assignee                                                                 $
                                                                                          ------------

      (b)    Aggregate Loans owed to Assignor (inclusive of participations in
             Swing Line Loans, if any), immediately prior to giving
             effect to the assignment to Assignee                                        $
                                                                                          ------------

      (c)    Aggregate Revolving Loans owed to Assignor immediately
             prior to giving effect to the assignment to Assignee                        $
                                                                                          ------------

      (d)    Percentage Interest in Commitment and Loans being assigned
             to Assignee by Assignor                                                                 %
                                                                                          -----------

2. Adjustments after giving effect to Assignment between Assignor and Assignee:

      (a)    Assignor's Commitment                                                       $
                                                                                          ------------

      (b)    Assignee's Commitment acquired from Assignor pursuant to
             this Assignment                                                             $
                                                                                          ------------

      (c)    Assignor's aggregate Loans (inclusive of participations
             in Swing Line Loans, if any)                                                $
                                                                                          ------------

      (d)    Assignee's Loans (inclusive of participations in Swing Line Loans,
             if any) acquired from Assignor pursuant to this Assignment                  $
                                                                                          ------------

      (e)    Assignor's aggregate Revolving Loans                                        $
                                                                                          ------------

      (f)    Assignee's Revolving Loans acquired from Assignor
             pursuant to the Assignment                                                  $
                                                                                          ------------

3.    Effective Date (if other than date of acceptance by Administrative
      Agent):                                                   *
                                                                 -------------- ---,-----

--------------------
       * This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.



                                       3            CREDIT AGREEMENT - EXHIBIT A

                                   SCHEDULE 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                  (Page 2 of 2)

                                     [NAME OF ASSIGNOR], as Assignor

                                     By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                     Dated:____________________, 19__


                                     [NAME OF ASSIGNEE], as Assignee

                                     By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------

                                     Dated:____________________, 19__


                                     Domestic Lending Office:

                                     Eurodollar Lending Office:


                                       4            CREDIT AGREEMENT - EXHIBIT A

If SECTION 12.4(a) and CLAUSE (iii) of the definition of "ELIGIBLE ASSIGNEE" of the Agreement so require, Borrower and Administrative Agent consent to this Assignment and Acceptance.

                                    ALLIED CAPITAL CORPORATION, as Borrower


                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                    Dated:___________________, 19__


                                    NATIONSBANK, N.A., as Administrative Agent

                                    By:
                                         ---------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------

                                    Dated:___________________, 19__




                                       5            CREDIT AGREEMENT - EXHIBIT A

                                    EXHIBIT B

                           FORM OF NOTICE OF BORROWING

                            ------------------, -----


NationsBank, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202
Attention: Shelly K. Harper

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Allied Capital Corporation (the "BORROWER"), certain Agents and other lenders named therein (the "LENDERS"), and NationsBank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

       The undersigned hereby gives you notice pursuant to the Credit Agreement that it requests a Loan (other than a Swing Line Loan) under the Credit Agreement, and in that connection sets forth below the terms on which such Loan is requested to be made:

(A)    Date of Loan*                                         (A)
                                                                 ----------
(B)    Amount of Loan**                                      (B)
                                                                 ----------
(C)    Type of Loan***                                       (C)
                                                                 ----------
(D)    For a Eurodollar Loan, the Interest Period****        (D)
                                                                 ----------

       On the date the rate is set, please confirm the interest rate below and return by facsimile transmission to _________________________.

       The proceeds of this borrowing of Loans will be used for the following purpose:

       The Borrower requests that the proceeds of this borrowing of Loans be made available by: _________________________.

       The Borrower hereby certifies to Administrative Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as


                                                    CREDIT AGREEMENT - EXHIBIT B
of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Loans contained in Article 5 of the Credit Agreement will have been satisfied at the time such Loans are made.

       If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3(a) of the Credit Agreement.

                                      ALLIED CAPITAL CORPORATION


                                      By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

    * Must be a Business Day occurring prior to the Termination Date and otherwise consistent with SECTION 2.3(a) of the Credit Agreement.
   **   Not less than $1,000,000 or a greater integral multiple of $1,000,000.
  ***   Eurodollar Loan or Base Rate Loan.
 ****   Eurodollar Loan -- 1, 2, 3, or 6 months.
        In no event may the Interest Period end after the Termination Date.



                                       2            CREDIT AGREEMENT - EXHIBIT B

                                    EXHIBIT C

                         FORM OF NOTICE OF CONTINUATION

-----------------, -----


NationsBank, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202
Attention: Shelly K. Harper

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Allied Capital Corporation (the "BORROWER"), certain Agents and other lenders named therein (the "LENDERS"), and NationsBank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

       Pursuant to Section 2.8 of the Credit Agreement, the Company hereby requests a Continuation of a borrowing of Eurodollar Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

       1.   The proposed date of such Continuation is _________________, ____.

       2. The aggregate principal amount of Eurodollar Loans subject to the requested Continuation is $_______________ and was originally borrowed by the Company on ________________.

       3. The portion of such principal amount subject to such Continuation is $________________.

       4. The current Interest Period for each of the Eurodollar Loans subject to such Continuation ends on _________________, ____.

       5. The duration of the new Interest Period for each of such Eurodollar Loans or portion thereof subject to such Continuation is:

            [CHECK ONE BOX ONLY]  [ ] one month
                                  [ ] two months
                                  [ ] three months
                                  [ ] six months

       The Company hereby certifies to Administrative Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.


                                                    CREDIT AGREEMENT - EXHIBIT C

       If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8 of the Credit Agreement.

                                      ALLIED CAPITAL CORPORATION


                                      By:
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------



                                       2            CREDIT AGREEMENT - EXHIBIT C

                                    EXHIBIT D

                          FORM OF NOTICE OF CONVERSION

                            -----------------, -----


NationsBank, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202
Attention: Shelly K. Harper

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Allied Capital Corporation (the "BORROWER"), certain Agents and other lenders named therein (the "LENDERS"), and NationsBank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

       Pursuant to Section 2.9 of the Credit Agreement, the Company hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

       l.   The proposed date of such Conversion is _________________, _____.

       2.   The Loans to be Converted pursuant hereto are currently:

            [CHECK ONE BOX ONLY]

                   [ ] Base Rate Loans
                   [ ] Eurodollar Loans

       3. The aggregate principal amount of Loans subject to the requested Conversion is $____________ and was originally borrowed by the Company on ____________, _____.

       4. The portion of such principal amount subject to such Conversion is $_________________.

       5. The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

            [CHECK ONE BOX ONLY]

                   [ ] Base Rate Loans
                   [ ] Eurodollar Loans


                                                    CREDIT AGREEMENT - EXHIBIT D

            [CHECK ONE BOX ONLY]

                   [ ] one month
                   [ ] two months
                   [ ] three months
                   [ ] six months

       The Company hereby certifies to Administrative Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Company and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

       If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9 of the Credit Agreement.

                                        ALLIED CAPITAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


                                       2            CREDIT AGREEMENT - EXHIBIT D

                                   EXHIBIT E-1

                             FORM OF REVOLVING NOTE

$_____________________                                             March 9, 1999

       FOR VALUE RECEIVED, the undersigned, ALLIED CAPITAL CORPORATION, a Maryland corporation (the "BORROWER), hereby promises to pay to the order of ___________________________ (the "LENDER"), in care of NationsBank, N.A., as
Administrative Agent (the "ADMINISTRATIVE AGENT") at___________________________ ______________________, or at such other address as may be specified by the Administrative Agent to Borrower, the principal sum of _______________________ AND ___/100 DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

       The date, amount of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that, the failure of the Lender to made any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of such Loans made by the Lender.

       This Note is one of the "Notes" referred to in the Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Borrower, Administrative Agent, certain other Agents, Lender, and the other lenders party thereto. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof.

       The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

       Except as permitted by Section 12.4 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OR PROVISIONS.

       Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.


                                                  CREDIT AGREEMENT - EXHIBIT E-1

       Time is of the essence for this Note.

       IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.


                                          ALLIED CAPITAL CORPORATION


                                          By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                          ATTEST:


                                          By:
                                               ---------------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                     ---------------------------

                                          [CORPORATE SEAL]


                                       2          CREDIT AGREEMENT - EXHIBIT E-1

                                SCHEDULE OF LOANS

       This Note evidences Loans made under the within-described Credit Agreement to Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

                           PRINCIPAL           AMOUNT PAID          UNPAID PRINCIPAL           NOTATION
                           ---------           -----------          ----------------           --------
    DATE OF LOAN        AMOUNT OF LOAN          OR PREPAID               AMOUNT                MADE BY
    ------------        --------------          ----------               ------                -------



                                       3          CREDIT AGREEMENT - EXHIBIT E-1

                                   EXHIBIT E-2

                             FORM OF SWING LINE NOTE

$25,000,000                                                        March 9, 1999

       FOR VALUE RECEIVED, the undersigned, ALLIED CAPITAL CORPORATION, a Maryland corporation (the "BORROWER"), hereby promises to pay to the order of NATIONSBANK, N.A. (the "LENDER"), on the Termination Date, the lesser of (i) TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000) and (ii) the aggregate principal amount of Loans under the Swing Line Subfacility disbursed by the Lender to Borrower and outstanding and unpaid on the Termination Date (together with accrued and unpaid interest thereon)

       This Note is one of the "Notes" referred to in the Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among Borrower, NationsBank, N.A., as Administrative Agent, certain other Agents, Lender, and the other lenders party thereto. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, terms, and conditions of Swing Line Loans, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof.

       The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

       Except as permitted by Section 12.4 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

       THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OR PROVISIONS.

       Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

       Time is of the essence for this Note.

       IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

ALLIED CAPITAL CORPORATION                      ATTEST:

By:                                             By:
   ----------------------------                    -----------------------------
   Name:                                           Name:
         ----------------------                          -----------------------
   Title:                                          Title:
         ----------------------                          -----------------------

                                                [CORPORATE SEAL]


                                                  CREDIT AGREEMENT - EXHIBIT E-2

                                    EXHIBIT F

                           FORM OF OPINION OF COUNSEL

March 10, 1999

NationsBank, N.A., as Administrative Agent
Each Lender named in SCHEDULE 2 to the Credit Agreement referred to below

RE:   CREDIT AGREEMENT FOR ALLIED CAPITAL CORPORATION

Ladies and Gentlemen:

       We have acted as counsel to Allied Capital Corporation ("BORROWER") in connection with the execution and delivery of the Credit Agreement, dated as of March 9, 1999 (the "CREDIT AGREEMENT"), between Borrower, NationsBank, N.A., as Administrative Agent, and the lenders named therein ("Lenders"). This opinion letter is being delivered to you pursuant to SECTION 5.1 (a)(iv) of the Credit Agreement. Capitalized terms used herein have the same meanings as are ascribed to them in the Credit Agreement unless otherwise defined herein.

       1. EXAMINATION. We have examined the documents listed below in this PARAGRAPH 1 and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion letter:

          1.1    the Credit Agreement;

          1.2    the Notes;

          1.3    the Charter and By-Laws of Borrower;

          1.4 a Certificate of Existence and Good Standing with respect to Borrower issued by the Maryland State Department of Assessments and Taxation on March 5, 1999;

       2. OPINIONS. Based upon our examination described in PARAGRAPH 1 above, but subject to the assumptions, limitations, and qualifications set forth in PARAGRAPH 4 below, we are of the opinion that:

          2.1 Borrower is a corporation duly incorporated under the laws of the State of Maryland, is in good standing and has a legal corporate existence in the State of Maryland and has the corporate power and authority to execute and deliver, and to perform its obligations under, the Credit Agreement and the Notes.

          2.2 The execution and delivery by Borrower of the Credit Agreement and the Notes and the performance by Borrower of its obligations thereunder (a) have been duly authorized by all necessary corporate action on the part of Borrower,
(b) do not violate (i) any provision of Borrower's Charter or By-Laws, (ii) the General Corporation Law of the State of Maryland, (iii) any applicable statute or regulation of the State of New York that a lawyer in such state exercising customary professional diligence would reasonably recognize as being directly applicable, (iv) to our knowledge, any order or ruling of any court or other governmental body of the United States or the State of Maryland applicable to Borrower, or (v) to our knowledge, any written agreement to which Borrower is a party, (c) to our knowledge, do not result in the creation of any Lien on any asset of Borrower, and (d) do not require any Governmental Approvals, or, to our knowledge, approvals of any other Person, other than such as have been obtained and are in full force and effect.


                                   2                                   EXHIBIT F

          2.3 The Credit Agreement and the Notes constitute the valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

          2.4 Borrower has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and to our knowledge has not withdrawn that election.

       3. CONFIRMATION REGARDING LITIGATION. Although we are not the sole outside counsel engaged by Borrower, we have been engaged by Borrower on various matters, including securities law disclosure matters of Borrower. We hereby confirm to you that, to the best of our knowledge and without any independent investigation, there are no actions or proceedings pending against Borrower by or before any court which we have advised Borrower should be disclosed in any report required to be filed by Borrower with the Securities and Exchange Commission.

       4. ASSUMPTIONS. LIMITATIONS QUALIFICATIONS. Our opinions herein are rendered upon the assumptions and are subject to the limitations and qualifications set forth below in this PARAGRAPH 4:

          4.1 As to factual matters relating to our opinions herein, we have relied upon statements, certificates, and other assurances of public officials and of officers and other representatives of Borrower, upon such other certificates as we deemed appropriate and upon the representations, warranties, and covenants of Borrower set forth in the Credit Agreement, which factual matters have not been independently established or verified by us.

          4.2 We have assumed (a) the genuineness of all signatures (other than those of Borrower) on all documents submitted to us for examination, (b) the truthfulness of all facts stated in such documents, (c) the legal capacity of all natural persons, (d) the authenticity of all documents submitted to us as originals, (e) the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents, and (f) that all certificates issued by public officials have been properly issued.

          4.3 We have assumed, without independent check or verification, that each Lender has all requisite power and authority to execute, deliver, and perform its obligations under the Credit Agreement, and that the Credit Agreement has been duly authorized by all necessary action on the part of such Lender, has been duly executed and delivered by such Lender and constitutes the legal, valid, and binding obligation of such Lender, enforceable against such Lender in accordance with its terms.

          4.4 Our opinions herein are subject to the effect of (a) laws relating to bankruptcy, reorganization, insolvency, receivership, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to or limiting creditors' rights generally, (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (c) the exercise of judicial discretion. The use of the term "enforceable" in this opinion letter does not imply any opinion as to the availability of equitable remedies.

          4.5 We express no opinion as to (i) the effect of the law of any jurisdiction, other than the State of New York, in which any Lender is located, including, but not limited to, any law which limits the rate of interest that such Lender may charge or collect, (ii) whether the Lenders may exercise their remedies under SECTION 10.2 of the Credit Agreement in respect of any Event of Default that is not material, (iii) whether any determination to be made conclusively by any Lender or Administrative Agent would be enforceable unless made reasonably and in good faith, or (iv) the effect of SECTION 3.3 of the Credit Agreement.

          4.6 In basing the opinions and other matters set forth herein on "our knowledge", the words "our knowledge" signify that, in the course of our representation of Borrower in matters with respect



                                       3                               EXHIBIT F
to which we have been engaged by Borrower as counsel, no information has come to our attention that would give us actual existing knowledge or actual existing notice that any such opinions or other matters are not accurate or that any of the documents, certificates, reports, and information on which we have relied are not accurate and complete. We have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm having, in connection with our special representation in this matter, detailed knowledge of the transaction evidenced by the Credit Agreement and the Notes and the substance of this opinion.

          4.7 We express no opinion as to the enforceability of any provisions in the Credit Agreement which purport to (a) indemnify any party, to the extent that such indemnification is prohibited by public policy considerations (although we are not aware of any public policy consideration imposing such a prohibition), or indemnify a party against its own negligence or willful misconduct, or (b) provide that any provision of the Credit Agreement may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of the Credit Agreement.

          4.8 We render no opinion as to matters involving the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Laws of the State of Maryland, and the federal laws of the United States of America. Although the lawyers of this firm responsible for the preparation and review of this opinion letter, as well as other lawyers of this firm, are admitted to practice in other jurisdictions, we have neither examined nor considered the laws of any other jurisdiction in connection with this opinion letter.

          4.9 The opinions expressed in this opinion letter are limited to the matters set forth in this opinion letter as of the date hereof, and no other opinions should be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

          4.10 Our opinions expressed herein are rendered solely for the use of the Lenders, the Administrative Agent, any Eligible Assignees of the Lenders, and Haynes and Boone, LLP, as counsel to the Administrative Agent, and these opinions may not be relied on by any other persons without our prior written approval.

                                     Very truly yours,

                                     Sutherland, Asbill & Brennan LLP

                                     By:
                                         ----------------------------------
                                         James D. Darrow




                                       4                               EXHIBIT F

                                    EXHIBIT G

                         FORM OF COMPLIANCE CERTIFICATE

NationsBank, N.A.
901 Main Street, 66th Floor
Dallas, Texas 75202
Attention: Shelly K. Harper

Each of the Lenders Party to the Credit
 Agreement referred to below

Ladies and Gentlemen:

       Reference is made to that certain Credit Agreement dated as of March 9, 1999 (as amended, restated, supplemented, or restated from time to time, the "CREDIT AGREEMENT"), by and among Allied Capital Corporation (the "BORROWER"), certain other Agents and the lenders named therein (the "LENDERS"), and NationsBank, N.A., as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

       Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

       (l) The undersigned is the chief financial officer of Borrower.

       (2) The undersigned has examined the books and records of Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

       (3) To the best of the undersigned's knowledge, information and belief, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when if occurred and whether it is continuing and the steps being taken by Borrower with respect to such event, condition, or failure.]

       (4) To the best of the undersigned's knowledge, information, and belief, the representations and warranties made or deemed made by Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are true and correct on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

       (5) Attached hereto as SCHEDULE 1 are the calculations required to establish whether or not Borrower and its Subsidiaries, were in compliance with the covenants contained in SECTIONS 9.1.



                                                    CREDIT AGREEMENT - EXHIBIT G

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

                                      ------------------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------




                                       2            CREDIT AGREEMENT - EXHIBIT G